Exhibit 10.1

EXECUTION VERSION

DEED OF TRANSFER AND AMENDMENT

dated 17 February 2012

for

KOSMOS ENERGY FINANCE INTERNATIONAL
as Original Borrower

with

THE COMPANIES LISTED IN PART I OF SCHEDULE 1
as Original Guarantors

and

THE FINANCIAL INSTITUTIONS LISTED IN PART III OF SCHEDULE 1
as Transferring Existing Lenders

and

INTERNATIONAL FINANCE CORPORATION
as a new Lender

and

BNP PARIBAS
as Facility Agent, Security Agent and Intercreditor Agent

RELATING TO A FACILITY AGREEMENT
DATED 28 MARCH 2011

Slaughter and May
One Bunhill Row
London
EC1Y 8YY

(SRG/PMZH)
510394356

	9.1	Incorporation of terms	8

	9.2	Counterparts	9

	9.3	Confirmation of Guarantee and Security	9

10.	GOVERNING LAW		9

SCHEDULE 1 THE PARTIES			10

PART I THE ORIGINAL GUARANTORS			10

PART II THE EXISTING LENDERS			11

PART III TRANSFERRING EXISTING LENDERS			12

SCHEDULE 2 THE LENDERS			13

SCHEDULE 3 AMENDMENTS TO THE FACILITY AGREEMENT			15

SCHEDULE 4 FORM OF IFC FACILITY AGREEMENT			27

THIS DEED is dated 17 February 2012 and made between:

(1)                                KOSMOS ENERGY FINANCE INTERNATIONAL a company incorporated under the laws of the Cayman Islands with registered number 253656 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KYI-1209, Cayman Islands (the “Original Borrower”);

(2)                                THE ORlGINAL GUARANTORS listed in Part I of Schedule 1 as original guarantors (the “Original Guarantors”);

(3)                                THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as transferring existing lenders (the “Transferring Existing Lenders”);

(4)                                SOCIÉTÉ GÉNÉRALE, LONDON BRANCH as the lead technical bank, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as co-technical bank and HSBC BANK PLC as co-technical bank (together referred to as the “Technical Bank”);

(5)                                SOCIÉTÉ GÉNÉRALE, LONDON BRANCH as the lead modelling bank and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as co-modelling bank (together referred to as the “Modelling Bank”);

(6)                                INTERNATIONAL FINANCE CORPORATION (the “IFC”);

(7)                                BNP PARlBAS as agent for itself and on behalf of the Majority Lenders on the terms and conditions set out under the Facility Agreement (the “Facility Agent”);

(8)                                BNP PARlBAS in its capacity as Security Agent for the Secured Parties on the terms and conditions set out in the Facility Agreement and the lntercreditor Agreement (the “Security Agent” which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purpose of and in accordance with the Intercreditor Agreement); and

(9)                                BNP PARIBAS as the intercreditor agent on the terms and conditions set out in the Facility Agreement (the “Intercreditor Agent”),

THIS DEED WITNESSES as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Deed:

“Disbursement Funds” means funds which are disbursed or to be disbursed by IFC and which are equivalent to the amount of Loans being transferred by each Transferring Existing Lender to IFC pursuant to the Transfer.

“Effective Date” means the date falling on the later of:

(a)                                4 Business Days from and including the date on which IFC confirms to the Original Borrower and the Facility Agent that all fees due and payable to IFC pursuant to a fee letter between the Original Borrower and IFC and dated 17 February 2012 have been paid in full; and

(b)                                 5 Business Days from and including the date of the IFC Facility Agreement,

provided that such date shall coincide wherever possible with the last day of the then current Interest Period and provided further that IFC and the Facility Agent (for itself and on behalf of the Finance Parties) has received in form and substance satisfactory to it the following:

(c)                                 a legal opinion as to Cayman Islands law with respect to, inter alios, the due authority and capacity of the Obligors to enter into this Deed and, where applicable, the IFC Facility Agreement; and

(d)                                a legal opinion as to English law with respect to, inter alia, the enforceability of this Deed and the IFC Facility Agreement.

“Facility Agreement” means the facility agreement dated 28 March 2011 (as may be amended, supplemented or varied from time to time) between the Original Borrower, the Original Guarantors, the Mandated Lead Arrangers, the Underwriters, the Original Lenders, the Technical Bank, the Modelling Bank, the Documentation Bank, the Onshore Account Bank, the Offshore Account Bank, the Facility Agent, the Security Agent and the Intercreditor Agent.

“Finance Document” has the meaning ascribed to such term in the Facility Agreement and shall include this Deed.

“IFC Facility” means the facility through which the IFC shall provide its IFC Commitment and which will apply from the Effective Date to all Loans transferred to the IFC hereunder.

“IFC Facility Agreement” means the facility agreement dated on or about date of this Deed and entered into between, inter alios, the IFC and the Original Borrower, substantially in the form set out in Schedule 4 to this Deed.

“Transfer” has the meaning ascribed to such term in Clause 5.1 (Transfer by Novation).

“Transfer Discount Fee” means a transfer discount fee calculated as the sum of five per cent. (5%) of the total amount of Loans and Available Commitments being transferred by a Transferring Existing Lender to IFC pursuant to the Transfer.

1.2                              Incorporation of defined terms

(A)                             Unless a contrary indication appears herein, a term defined in the Facility Agreement or any other Finance Document (as amended from time to time) has the same meaning in this Deed.

(B)                               The principles of construction and interpretation set out under Clause 1.2 (Construction of particular terms) and Clause 1.3 (Interpretation) of the Facility Agreement and Clause 1.2 (Construction) of the Intercreditor Agreement shall have effect as if set out in this Deed.

1.3                              Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Deed.

1.4                              Third party rights

(A)                               A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

(B)                               Notwithstanding any term of any other Finance Document, the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

1.5                              Designation

In accordance with the Facility Agreement, the Original Borrower and the Facility Agent designate this Deed as a Finance Document.

2.                                     EFFECTIVE DATE

Other than Clause 1 (Definitions and Interpretation), Clause 2 (Effective Date), Clause 6(A) (IFC Facility), Clause 9 (Miscellaneous) and Clause 10 (Governing Law), the provisions of this Deed shall be effective on and from the Effective Date. Clause 1 (Definitions and Interpretation), Clause 2 (Effective Date), Clause 6(A) (IFC Facility), Clause 9 (Miscellaneous) and Clause 10 (Governing Law) are effective on and from the date of this Deed.

3.                                     AMENDMENT OF THE FACILITY AGREEMENT

With effect on and from the Effective Date, the Facility Agreement shall be amended as set out in Schedule 3 (Amendments to the Facility Agreement).

4.                                     AMENDMENT OF THE INTERCREDITOR AGREEMENT

With effect on and from the Effective Date, the Intercreditor Agreement shall be amended as follows:

(A)                              by inserting into the definition of “Acceleration Event”, immediately after the words “clause 29.17 (Acceleration — all Lenders)” the words “or clause 29.18 (Acceleration — IFC and the Lenders)”; and

(B)                              by amending Clause 6.3 (Exclusions) of the Intercreditor Agreement by deleting the word “or” in sub-clause (B) and the word “.” in sub-clause (C) and adding the word “; or” immediately after the word “Counterparty” in sub-clause (C) and inserting a new sub-clause (D) as follows:

““(D)                  an IFC Inconvertibility Payment.”

5.                                     TRANSFER BY NOVATION

5.1                              Transfer by Novation

On the Effective Date (whether or not a Default is continuing) each Transferring Existing Lender shall transfer by novation all or part of its Loans and Available Commitment, rights and obligations under the Finance Documents to the IFC as set out in Schedule 1 Part III (Transferring Existing Lenders), so that:

(A)                             the IFC will become a Lender under the Facility Agreement with Loans and an Available Commitment as set out in the relevant column opposite its name in Schedule 2 (The Lenders); and

(B)                             each Existing Lender’s Loans and Available Commitments shall be the respective amount set out in the relevant columns opposite its name in Schedule 2 (The Lenders),

(the “Transfer”).

5.2                              Procedure for Transfer

The Transfer shall take effect on the Effective Date so that:

(A)                               to the extent that pursuant to Clause 5.1 (Transfer by novation) each Transferring Existing Lender transfers by novation its rights and obligations under the Finance Documents to the IFC:

(i)                                  each of the Obligors and each Transferring Existing Lender shall be released from further obligations towards one another under the Finance Documents; and

(ii)                               the respective rights of each of the Obligors and each Transferring Existing Lender against one another under the Finance Documents shall be cancelled,

in each case to the extent of such transfer only (such release of obligations and such cancellation of rights being the “Discharged Rights and Obligations”);

(B)                              except to the extent expressly varied pursuant to the terms of this Deed, each of the Obligors and the IFC shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the IFC have assumed and/or acquired the same in place of that Obligor and that Transferring Existing Lender;

(C)                              except to the extent expressly varied pursuant to the terms of this Deed, each Finance Party and the IFC shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the IFC been an Existing Lender with the rights and/or obligations acquired or assumed by it pursuant to the Transfer and to that extent such Finance Parties and each Transferring Existing Lender shall be released from further obligations to each other under the Finance Documents; and

(D)                               the IFC shall become a Party as a “Lender”.

5.3                              Amounts due on or before the Effective Date

(A)                               Any amounts payable to the Transferring Existing Lenders by the Obligors pursuant to any Finance Document on or before the Effective Date (including, without limitation, all interest, fees and commission payable on the Effective Date) in respect of any period ending on or prior to the Effective Date shall be for the account of the Transferring Existing Lenders and the IFC shall not have any interest in, or any rights in respect of, any such amount.

(B)                               Each Transferring Existing Lender shall pay to the Original Borrower a Transfer Discount Fee on the Effective Date, such payment to be effectuated in accordance with the provisions of Clause 5.3(C)(ii).

(C)                               On the Effective Date:

(i)                                    IFC shall disburse to the Agent for the account of each Transferring Existing Lender the Disbursement Funds; and

(ii)                                 upon receipt by the Facility Agent of the Disbursement Funds from IFC and prior to the application of the Disbursement Funds by the Facility Agent for the account of each Transferring Existing Lender, the Facility Agent shall promptly deduct from the Disbursement Funds the Transfer Discount Fee and pay such Transfer Discount Fee to the Original Borrower for and on behalf of each Transferring Existing Lender in consideration for the consent of the Original Borrower to the transfer by such Lender of its Loans and Available Commitments to IFC.

(D)                               The Original Borrower shall inform the Facility Agent in writing prior to the Effective Date of the account into which the Transfer Discount Fee shall be paid in accordance with Clause 5.3(C)(ii).

(E)                                Each Transferring Existing Lender shall inform the Facility Agent in writing prior to the Effective Date of the account into which the Disbursement Funds (net of the Transfer Discount Fee) to which it is entitled under Clause 5.3(C) shall be paid.

(F)                                 Each Transferring Existing Lender and the Original Borrower hereby authorises the Facility Agent to take all action necessary to give effect to this Clause 5.3.

5.4                              Limitation of responsibility of Transferring Existing Lenders

(A)                               The IFC confirms to each Transferring Existing Lender and the other Finance Parties that it:

(i)                                    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the IFC Facility and has not relied exclusively on any information provided to it by any Transferring Existing Lender in connection with any Finance Document; and

(ii)                                 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(B)                               Unless expressly agreed to the contrary, the Transferring Existing Lenders make no representation or warranty and assume no responsibility to the IFC for:

(i)                                    the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                 the financial condition of any Obligor;

(iii)                              the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                             the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

(C)                               The IFC expressly acknowledges that nothing in any Finance Document obliges any Transferring Existing Lender to:

(i)                                    accept a re-transfer from the IFC of any of the rights and obligations transferred by novation under this Deed; or

(ii)                                 support any losses directly or indirectly incurred by the IFC by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

5.5                              Administrative Details

The IFC confirms that it has delivered:

(A)                               to the Facility Agent the details of its Facility Office and address, fax number and attention details for the purposes of Clause 37 (Notices) of the Facility Agreement; and

(B)                               to the Security Agent, the details of its Facility Office and address, fax number and attention details for the purposes of Clause 17 (Notices) of the Intercreditor Agreement.

5.6                              Accession

(A)                               The IFC hereby accedes to the Facility Agreement as a Lender and agrees to be bound by the terms of the Facility Agreement as a Lender.

(B)                               The IFC hereby accedes to the Intercreditor Agreement as a Lender and agrees to be bound by the terms of the Intercreditor Agreement as a Lender.

(C)                               In consideration of the IFC being accepted as a Lender for the purposes of the Intercreditor Agreement, the IFC confirms to each relevant party to this Deed that, as from the Effective Date, it intends to be a party to the lntercreditor Agreement as a Lender and undertakes to perform all the obligations expressed in the lntercreditor Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

(D)                               Each party to this Deed agrees and acknowledges that pursuant to this Deed the IFC shall be entitled to share in the Security created under the Security Documents pari passu with the other Lenders under the Non-IFC Facility and in accordance with the terms of the Finance Documents.

5.7                              Qualifying Bank

The IFC confirms for the purposes of the Transfer that it is a Qualifying Bank.

6.                                     IFC FACILITY

(A)                               Each of the Original Borrower, the Original Guarantors, the Facility Agent and the IFC shall enter into the IFC Facility Agreement such that the IFC Facility Agreement shall take effect on and from the Effective Date.

(B)                               The parties hereby agree that all Loans and Available Commitments, rights and obligations transferred pursuant to the Transfer shall be deemed to be Commitments, rights and obligations of the IFC (except to the extent expressly varied pursuant to the terms of this Deed) on and from the Effective Date and shall be governed in accordance with the terms of the IFC Facility Agreement and the Finance Documents.

7.                                    CONSENTS AND WAIVERS

7.1                              Authorisations

Each relevant party to this Deed hereby unconditionally and irrevocably authorises:

(A)                               each of the Facility Agent and the Security Agent under the terms of the relevant Finance Documents to accept and give effect to the accession of the IFC as a Lender to the Facility Agreement and the Intercreditor Agreement in accordance with the terms of this Deed; and

(B)                               the Facility Agent under the terms of the Facility Agreement to enter into and perform the IFC Facility Agreement in accordance with its terms.

7.2                              Consent and waiver

The Original Borrower, the Original Guarantors, the Transferring Existing Lenders, the Facility Agent on behalf of the Majority Lenders and the Agents each:

(A)                               consent to the IFC becoming a Lender under the Facility Agreement and under the Intercreditor Agreement;

(B)                               waive the requirements of Clause 3.3 (Additional Commitment) of the Facility Agreement for the purposes of this Deed and the actions contemplated therein, to the extent not otherwise satisfied pursuant to this Deed;

(C)                               waive the requirements of Clause 3.4 (IFC Commitment) of the Facility Agreement for the purposes of this Deed and the actions contemplated therein, to the extent not otherwise satisfied pursuant to this Deed;

(D)                               waive the requirements for the IFC to provide a Transfer Certificate as required under Clause 30 (Changes to the Lenders) of the Facility Agreement for the purposes of this Deed and the actions contemplated therein; and

(E)                                waive the provisions of Clause 13.2 (Change of Lender), Clause 13.5 (Creditor/Agent Accession Undertaking) and Clause 13.7 (Additional parties) of the Intercreditor Agreement for the purposes of this Deed and the actions contemplated therein.

8.                                     REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties under Clause 26 (Representations) of the Facility Agreement shall be incorporated into this Deed and shall be made to each party (other than an Obligor) to this Deed as at the date of this Deed and on the Effective Date as if each were set out in full herein.

9.                                     MISCELLANEOUS

9.1                              Incorporation of terms

The provisions of Clause 36 (Costs and Expenses), Clause 37 (Notices), Clause 39 (Partial invalidity), Clause 40 (Remedies and waivers) and Clause 44 (Jurisdiction) of the Facility Agreement shall be incorporated into this Deed as if set out in full in this

Deed and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Deed and as if references in those clauses to “Party” and “Lender” include the IFC.

9.2                              Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9.3                              Confirmation of Guarantee and Security

Each Obligor confirms for the benefit of IFC and the Finance Parties that with effect from the Effective Date:

(A)                               the guarantee and indemnity obligations set out under Clause 25 (Guarantee and Indemnity) of the Facility Agreement (the “Guarantee and Indemnity Obligations”) shall remain in full force and effect notwithstanding the designation of any new document as a Finance Document or any additions, amendments, novation, substitution, or supplements of or to the Finance Documents and the imposition of any amended, new or more onerous obligations under the Finance Documents in relation to any Obligor and that the Guarantee and Indemnity Obligations extend to any new obligations assumed by any Obligor under any amended or new Finance Documents; and

(B)                               the Security Interests created by it pursuant to the Security Documents to which it is a party shall:

(i)                                    remain in full force and effect notwithstanding the designation of any new document as a Finance Document or any additions, amendments, novation, substitution, or supplements of or to the Finance Documents and the imposition of any amended, new or more onerous obligations under the Finance Documents in relation to any Obligor including but not limited to the amendments referred to in this Deed; and

(ii)                                 continue to secure its Secured Liabilities under the Finance Documents as amended (including, but not limited to, under the Facility Agreement and Intercreditor Agreement as amended pursuant to this Deed).

10.                              GOVERNING LAW

This Deed (and any non-contractual obligations arising out of or in connection with it) shall be governed by and interpreted in accordance with the laws of England and Wales.

IN WITNESS WHEREOF this Deed is hereby executed and delivered as a deed on the date first above written.

SCHEDULE 1
THE PARTIES

PART I
THE ORIGINAL GUARANTORS

Name	Jurisdiction of Incorporation	Registered Number
Kosmos Energy Operating	Cayman Islands	231417
Kosmos Energy International	Cayman Islands	218274
Kosmos Energy Development	Cayman Islands	225879
Kosmos Energy Ghana HC	Cayman Islands	135710

PART II
THE EXISTING LENDERS

ABSA CAPITAL (A DIVISION OF ABSA BANK LIMITED)
BANC OF AMERICA SECURITIES LIMITED
THE BANK OF TOKYO MITSUBISHI UFJ, LTD
BARCLAYS BANK OF GHANA LIMITED
BARCLAYS BANK PLC
BNP PARIBAS
CITIBANK N.A.
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
CREDIT SUISSE INTERNATIONAL
DEUTSCHE BANK AG, AMSTERDAM BRANCH
DNB NOR BANK ASA, LONDON BRANCH
ECOBANK GHANA LIMITED
FBN BANK (UK) LIMITED
HSBC BANK PLC
ING BANK N.V.
INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED
NATIXIS
NEDCAP INTERNATIONAL LIMITED
SIEMENS FINANCIAL SERVICES LIMITED
SOCIÉTÉ GÉNÉRALE LONDON BRANCH
STANDARD CHARTERED BANK
STICHTING PENSIOENFONDS ZORG EN WELZIJN
SUMITOMO MITSUI BANKING CORPORATION
THE STANDARD BANK OF SOUTH AFRICA LIMITED
UNICREDIT BANK AG

PART III
TRANSFERRING EXISTING LENDERS

Transferring Existing Lender	Amount of Available Commitment subject to Transfer (USD)	Amount of Loans subject to Transfer (USD)
BNP PARIBAS	11,125,000	13,875,000
CITIBANK N.A.	6,675,000	8,325,000
CREDIT SUISSE INTERNATIONAL	8,900,000	11,100,000
SOCIÉTÉ GÉNÉRALE LONDON BRANCH	3,115,000	3,885,000

SCHEDULE 2
THE LENDERS

Name of Lender	Commitment (USD)
ABSA CAPITAL (A DIVISION OF ABSA BANK LIMITED)	151,190,138.41
BANC OF AMERICA SECURITIES LIMITED	75,000,000
THE BANK OF TOKYO MITSUBISHI UFJ, LTD	50,000,000
BARCLAYS BANK OF GHANA LIMITED	22,800,000
BARCLAYS BANK PLC	19,722,664.36
BNP PARIBAS	126,712,802.77
CITIBANK N.A.	60,000,000
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	151,712,802.77
CREDIT SUISSE INTERNATIONAL	5,000,000
DEUTSCHE BANK AG, AMSTERDAM BRANCH	30,000,000
DNB NOR BANK ASA, LONDON BRANCH	50,000,000
ECOBANK GHANA LIMITED	30,000,000
FBN BANK (UK) LIMITED	48,010,380.62
HSBC BANK PLC	151,712,802.77
ING BANK N.V.	90,000,000
INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED	8,000,000
NATIXIS	151,712,802.77
NEDCAP INTERNATIONAL LIMITED	75,000,000
SIEMENS FINANCIAL SERVICES LIMITED	30,000,000
SOCIÉTÉ GÉNÉRALE LONDON BRANCH	124,712,802.76
STANDARD CHARTERED BANK	151,712,802.77

STICHTING PENSIOENFONDS ZORG EN WELZIJN	35,000,000
SUMITOMO MITSUI BANKING CORPORATION	95,000,000
THE STANDARD BANK OF SOUTH AFRICA LIMITED	150,000,000
UNICREDIT BANK AG	50,000,000
INTERNATIONAL FINANCE CORPORATION	67,000,000

SCHEDULE 3
AMENDMENTS TO THE FACILITY AGREEMENT

1.            Clause 1.1 (Definitions) of the Facility Agreement shall be amended as follows:

a.             by inserting the following defined terms:

““Action Plan” means the plan agreed between the Borrower and the IFC, a copy of which is attached hereto as Appendix 4 (Action Plan) to the IFC Facility Agreement, setting out specific social and environmental measures to be undertaken to enable compliance with the Performance Standards, as such Action Plan may be amended or supplemented from time to time in accordance with this Agreement.”

““Agreement” means this facility agreement as amended pursuant to the Deed of Transfer and Amendment and as amended, supplemented or otherwise varied from time to time.”

““Convertible Currency” means any freely convertible and transferable currency.”

““Deed of Transfer and Amendment” means the deed of amendment and transfer dated 17 February 2012 between, inter alios, the Original Borrower, the Lenders, the Security Agent, the Facility Agent, the Intercreditor Agent and the IFC.”

““Disbursement Funds” means funds which are disbursed or to be disbursed by IFC and which are equivalent to the amount of Loans being transferred by a Lender to IFC pursuant to Clause 3.6(A)(i).”

““EHS Guidelines” means the applicable and relevant sections of the General Environmental, Safety and Health Guidelines and the Industry Sector Guidelines for Offshore Oil and Gas Development (both dated April 30, 2007), except as noted in the ESRS, copies of which have been delivered to and receipt of which has been acknowledged by the Borrower.”

““ESRS” means the Environmental and Social Review Summary, as disclosed on 16 October 2011.”

““Final IFC Facility Commitment” means the aggregate amount of all Commitments under the IFC Facility, such amount to be not less than the IFC Target Commitment.”

““IFC Acceleration Trigger Event” means (i) an Event of Default under Clause 29 (Events of Default) of this Agreement relating to the failure to pay interest or principal on the IFC Facility, (ii) an Event of Default under Clause 29.3 (Breach of other obligations) of this Agreement in relation to Clause 13 (Covenants) of the IFC Facility Agreement, or (iii) an Event of Default under Clause 29.3

(Breach of other obligations) of this Agreement in relation to any obligation under this Agreement.”

““IFC Additional Commitment” has the meaning given to it in Clause 3.3(I).”

““IFC Facility Agreement” means the facility agreement entered into on 17 February 2012 between, inter alios, IFC and the Original Borrower.”

““IFC Facility Automatic Increase Date” means the earlier of:

(a)                                the date on which the IFC Target Commitment is to be met, as agreed between IFC, the Facility Agent and the Original Borrower; and

(b)           30 June 2012.”

““IFC Facility Commitment” means:

(a)                                on and from the Effective Date until (but not including) the IFC Facility Automatic Increase Date, the Initial IFC Facility Commitment; and

(b)                                on and from the IFC Facility Automatic Increase Date, the Final IFC Facility Commitment.”

““IFC Inconvertibility Payments” means any due and payable amount owed to IFC that is received by, or for the account of, IFC from or on account of the obligations of, any Obligor in a Convertible Currency during an Inconvertibility Event as a consequence of any IFC Preferential Treatment.”

““IFC Loan” means the principal amount of each borrowing under the IFC Facility or, as the context requires, the principal amount outstanding of that borrowing, including Loans transferred to IFC pursuant to the Deed of Transfer and Amendment.”

““IFC Preferential Treatment” means IFC being afforded preferential treatment by a Relevant Authority by foreign exchange being made available to IFC for the purpose of paying obligations owed to it.”

““IFC Target Commitment” means USD 100,000,000 (one hundred million US Dollars).”

““Inconvertibility Event” means circumstances in which a Relevant Authority is not generally permitting the conversion of local currency into Convertible Currencies or the remittance of Convertible Currencies in order to pay obligations denominated in Convertible Currencies.”

““Initial IFC Facility Commitment” means the initial Commitment of IFC under the IFC Facility, being USD 67,000,000 (sixty-seven million US Dollars).”

““Lender Acceleration Trigger Event” means either (i) an Event of Default under Clause 29 (Events of Default) of this Agreement relating to the failure to pay interest or principal on a Facility, or (ii) an Event of Default under Clause 29.3 (Breach of other obligations) of this Agreement in relation to any obligation under this Agreement.”

““Non-IFC Additional Commitment” means an Additional Commitment provided or to be provided by an Additional Lender other than IFC.”

““Non-IFC Facility” means a facility not provided under the IFC Facility as described in Clause 3.1(A)(i).”

““Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated 1 January 2012, as updated, amended and/or re-issued by the IFC, copies and/or details of which have been delivered to and receipt of which has been acknowledged by the Borrower.”

““Relevant Authority” means the central bank of the country in which any Obligor is formed or operates, or any other governmental entity or government in any such country having the power to regulate foreign exchange.”

““Relevant Lender” has the meaning ascribed to such term in Clause 8.10 (Cash Collateralisation).”

““S&E Management System” means the Project’s social and environmental management system for the identification, assessment and management of Project risks on an ongoing basis.”

““Standstill Period” means a period of 30 days from the date an IFC Acceleration Trigger Event occurs.”

““Transfer Discount Fee” means a transfer discount fee calculated as the sum of five per cent. (5%) of the total amount of Loans and Available Commitments being transferred by a Lender to IFC pursuant to Clause 3.6(A)(i) and which is payable by such Lender to the Original Borrower.”

““Unit Operator” has the meaning given to it in the UUOA.”;

b.             by deleting the definition of “Commitment” in its entirety and replacing it with the following:

““Commitment” means:

(A)                              in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 2 of this Agreement and the amount of any other Commitment transferred to it;

(B)                              in relation to IFC, the IFC Facility Commitment;

(C)                              in relation to an Additional Lender, its Additional Commitment;

(D)                              in relation to IFC as an Additional Lender, the IFC Additional Commitment;

(E)                               in relation to any other Lender, the amount of any Commitment transferred to it,

to the extent not cancelled, reduced or transferred by it.”

c.              by deleting the word “facility” in the definition of “Facility” and replacing it with the words “facilities”; and

d.             by replacing the definition of “IFC Facility” with the following:

““IFC Facility” means the facility described in Clause 3.1(A)(ii) and provided by the IFC in accordance with the terms of the IFC Facility Agreement and this Agreement.”

e.              by adding the words “the IFC Facility Agreement, the Deed of Transfer and Amendment” immediately after the words “each Deed of Subordination,” in the definition of “Finance Documents”.

f.               by adding the words “(other than IFC)” immediately after the word “Lenders” in the definition of “LC Issuing Bank”.

g.              by adding the words “and IFC” immediately after the words “ Original Lender” in paragraph (A) of the definition of “Lender”.

h.             by deleting the definition of “Loan” in its entirety and replacing it with the following definition:

““Loan” means:

(A)                            in respect of the Non-IFC Facility, each loan or Letter of Credit made or to be made under this Agreement or the principal amount outstanding for the time being of that loan or Letter of Credit; and

(B)                            in respect of the IFC Facility, each loan made or to be made under the IFC Facility Agreement or the principal amount outstanding for the time being of that loan.”

i.                 by adding the words “(other than the IFC Facility Agreement and the Deed of Transfer and Amendment)” immediately after the words “Finance Documents” in the definition of “Signing Date”.

j.                By adding the words “participating in a Letter of Credit” immediately after the words “each Lender” in the definition of “LC Lender”.

2.                                     Clause 2.2 (Conditions Precedent to each Utilisation) of the Facility Agreement shall be amended by inserting a new Clause 2.2(C) as follows:

“(C)                        in respect of a Utilisation of the IFC Facility only (and to the satisfaction of IFC only) the Borrower has satisfied the conditions for the Utilisation of the IFC Facility in accordance with the terms of the IFC Facility Agreement.”

3.                                     Clause 3.1 (Facility Commitment amounts) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

“3.1        Facility Commitment amounts

(A)          Subject to the terms of the Finance Documents:

(i)                                     the Lenders (other than IFC) have agreed to make available to the Borrower a secured US Dollar revolving loan facility and a letter of credit facility on the terms and conditions set out in this Agreement (the “Non-IFC Facility”); and

(ii)                                  IFC has agreed to make available to the Borrower a secured US Dollar revolving loan facility on the terms and conditions set out in the IFC Facility Agreement) (the “IFC Facility”),

(together the “Facility”) in an aggregate amount equal to the Total Commitments.

(B)          The Facility may be utilised by way of:

(i)                                     Loans (which, during the Availability Period only, shall include Rollover Loans); and

(ii)                                  Letters of Credit up to an aggregate amount not exceeding USD 200 million.”

4.                                     Paragraph (A)(ii) of Clause 3.3 (Additional Commitment) of the Facility Agreement shall be amended by inserting after the words “Additional Commitment Notice to the Facility Agent” the words “save that this paragraph (ii) shall not apply where the Additional Commitment is to be an IFC Additional Commitment”.

5.                                     Paragraph (D)(iii) of Clause 3.3 (Additional Commitment) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

“(iii)                        any necessary rebalancing of the Commitments and outstandings under the Non-IFC Facility and the Additional Commitment provided by the Additional Lender to ensure that they are pro rata (the “New Commitment Rebalancing”) will be made, at the Borrower’s election, by the Borrower either:

(a)                                 making utilisations from the Additional Commitment in priority to utilisations from Commitments under the Non-IFC Facility or to effect a prepayment under the Non-IFC Facility to the existing Lenders (which amount may be redrawn by the Borrower); or

(b)                                 making its first utilisation under the Additional Commitment on the last day of the then Interest Period,

in each case to procure, as far as practicable, any New Commitment Rebalancing, following which all utilisations shall be made pro rata.”

6.                                     A new paragraph (I) shall be inserted into Clause 3.3 (Additional Commitment) of the Facility Agreement as follows:

“(I)                            Any increase in the Total Facility Amount pursuant to paragraph (A) above shall be made under the Non-IFC Facility and the Non-IFC Facility shall be increased accordingly save that if IFC is to provide the Additional Commitment (an “IFC Additional Commitment”), the increase in the Total Facility Amount shall be made under the IFC Facility and the IFC Facility will be increased accordingly.”

7.                                     Paragraph (A) of Clause 3.4 (IFC as Additional Lender) of the Facility Agreement shall be amended by deleting the words “a separate tranche, facility or facilities ranking pari passu with the Facility (the “IFC Facility”) details of which, together with any amendments to the Finance Documents as Kosmos and IFC (each acting reasonably) consider necessary, shall be provided with the Additional Commitment Notice” and replacing them with the words “the IFC Facility pursuant to the IFC Facility Agreement”.

8.                                     Paragraph (B) of Clause 3.4 (IFC as Additional Lender) of the Facility Agreement shall be amended by adding the words “or as may be agreed between IFC and the Obligors (subject to any necessary consents)” immediately after the words “available to the Finance Parties)”.

9.                                     Paragraph (C) of Clause 3.4 (IFC as Additional Lender) of the Facility Agreement shall be deleted in its entirety and replaced with the following:

“(C)                        In order to rebalance the Commitments and outstandings under the Non-IFC Facility and the IFC Facility to ensure that they are pro rata (the “IFC Rebalancing”), at the Borrower’s election, the Borrower will either:

(i)                                     make utilisations under the IFC Facility in priority to the Non-IFC Facility or shall effect a prepayment under the Non-IFC Facility (which amount may be redrawn by the Borrower); or

(ii)                                  make its first utilisation under the IFC Facility on the last day of the then Interest Period,

in each case to procure, as far as practicable, the IFC Rebalancing, following which all drawings under the IFC Facility and the Non-IFC Facility shall be pro rata.”

10.                              A new Clause 3.6 (Automatic increase of IFC Facility) of the Facility Agreement shall be added as follows:

“3.6                         Automatic increase of IFC Facility

(A)                              Notwithstanding Clause 3.3 (Additional Commitment) and Clause 3.4 (IFC as Additional Lender), the Borrower agrees and undertakes with IFC that:

(i)                                     from the date of the IFC Facility Agreement it shall use reasonable endeavours to arrange for the transfer of Loans and Available Commitments of Lenders (other than IFC) to IFC in accordance with the provisions of this Agreement such that the total amount of Commitments of IFC is equal to the IFC Target Commitment by no later than 30 June 2012; and

(ii)                                 in the event that on 30 June 2012 there will be a shortfall between the IFC Target Commitment and the amount of all Loans and Available Commitments of Lenders (other than IFC) transferred or to be transferred to IFC by such date, the IFC Facility shall be automatically increased by an IFC Additional Commitment equal in amount to such shortfall so that, on and with effect from the IFC Facility Automatic Increase Date, the aggregate amount of Commitments under the IFC Facility is not less than the IFC Target Commitment, and Kosmos shall confirm to the Facility Agent by way of written notice the amount of such IFC Additional Commitment, such notice to comply with the requirements of Clause 3.3(B), and each relevant Finance Party (other than IFC) and the Obligors shall exercise such rights as it has under the Facility in order to give effect to the provisions of this Clause 3.6, and Clauses 3.3 (Additional Commitment) and 3.4 (IFC as Additional Lender) shall be construed and shall be applied only where necessary to give effect to the provisions of this Clause 3.6.

(B)                              In respect of each Lender transferring a Loan and/or Available Commitment to IFC pursuant to Clause 3.6(A)(i) above, and on the IFC Facility Automatic Increase Date:

(i)                                    IFC shall transfer the Disbursement Funds to the Facility Agent for the account of each such Lender; and

(ii)                                 upon receipt by the Facility Agent of the Disbursement Funds from IFC and prior to the application of the Disbursement Funds by the Facility Agent for the account of each such Lender, the Facility Agent shall promptly deduct from the Disbursement Funds the Transfer Discount Fee and pay such Transfer Discount Fee to the Borrower for and on behalf of each such Lender in consideration for the consent of the Original Borrower to the transfer by such Lender of its Loans and Available Commitments to IFC (in recognition by such Lender that such consent would have been required had such transfer occurred pursuant to the Deed of Transfer and Amendment).

(C)                              The Borrower shall inform the Facility Agent in writing of the account into which the Transfer Discount Fee shall be paid in accordance with Clause 3.6(B)(ii).

(D)                              Each relevant Lender shall inform the Facility Agent in writing prior to the Effective Date of the account into which the Disbursement Funds (net of the Transfer Discount Fee) to which it is entitled under Clause 3.6(B) shall be paid.

(E)                               Each relevant Lender and the Borrower hereby authorises the Facility Agent to take all action necessary to give effect to this Clause 3.6.”

11.                              Clause 6.1 (Availability Period) of the Facility Agreement shall be deleted in its entirety and replaced with the following new clause:

“6.1        Availability Period

Subject to the satisfaction of the relevant Conditions Precedent:

(A)                               the Non-IFC Facility shall be available for drawing during the period from and including the Signing Date to and including 15 May 2014; and

(B)                               the IFC Facility shall be available for drawing during the period from and including the date of the Effective Date (as defined in the IFC Facility Agreement) to and including 15 May 2014.”

12.                              Sub-clause (A) of Clause 6.5 (Lenders’ participation) of the Facility Agreement shall be amended by deleting the words “under the Facility” and replacing them with “under the Non-IFC Facility”.

13.                             Sub-clause (B) of Clause 6.5 (Lenders’ participation) of the Facility Agreement shall be amended by deleting the words “under the Facility” and replacing them with “under the Non-IFC Facility”.

14.                              Sub-clause (C) of Clause 6.5 (Lenders’ participation) of the Facility Agreement shall be amended by deleting the words “under the Facility” and replacing them with “under the Non-IFC Facility”.

15.                              The definition of “LC Proportion” as set out under sub-clause (A)(ii) of Clause 7.1 (General) of the Facility Agreement shall be amended by adding the words “(other than IFC)” immediately after the words “a Lender” and the words “all the Lenders”.

16.                              Sub-clause (B)(iv) of Clause 7.1 (General) of the Facility Agreement shall be amended by adding the words “(other than IFC)” immediately after the words “includes a Lender”.

17.                              Sub-clauses (A), (B) and (C) of Clause 7.2 (Letter of Credit Option) of the Facility Agreement shall be amended by deleting the word “Facility” wherever it appears in those sub-clauses and replacing it with the words “Non-IFC Facility”.

18.                              Clause 7.4 (Completion of a Utilisation Request for Letters of Credit) of the Facility Agreement shall be amended by deleting the word “Facility” wherever it appears in that Clause and replacing it with the words “Non-IFC Facility”.

19.                              Sub-clause (C) of Clause 7.6 (Issue of Letters of Credit) of the Facility Agreement shall be amended by deleting the word “Facility” wherever it appears in that Clause and replacing it with the words “Non-IFC Facility”.

20.                              Sub-clause (D) of Clause 7.6 (Issue of Letters of Credit) of the Facility Agreement shall be amended by adding the words “(other than IFC)” immediately after the word “Lender”.

21.                              Sub-clause (B) of Clause 8.4 (Indemnities) of the Facility Agreement shall be amended by adding the words “(other than IFC)” immediately after the words “Each Lender”.

22.                              Clause 14.1 (Commitment Fee) of the Facility Agreement shall be amended by deleting it in its entirety and replacing it with the following new clause:

“14.1      Commitment fee

(A)                              The Borrower shall pay to the Facility Agent in respect of the Non-IFC Facility for the account of each Lender (other than IFC) and in respect of the IFC Facility to IFC directly for the account of IFC, a fee computed as follows:

(i)                                     when Commitment is available for utilisation, at a rate equal to 40 per cent. per annum of the then applicable Margin; and

(ii)                                  when Commitment is not then available for utilisation, at a rate equal to 20 per cent. per annum of the then applicable Margin.

(B)                              The accrued commitment fee is payable quarterly (on each of 31 March, 30 June, 30 September and 31 December) in arrears on any undrawn and uncancelled portion of the Commitments for the period from:

(i)                                     in respect of the Non-IFC Facility, the date of this Agreement until and including the last day of the Availability Period; and

(ii)                                  in respect of the IFC Facility, the date of the IFC Facility Agreement until and including the last day of the Availability Period.

(C)                              Notwithstanding paragraphs (A) and (B) above, the Borrower shall not be required to pay any such commitment fees to the Facility Agent for the account of any Lender in respect of a Non-IFC Facility and to IFC for the account of IFC in respect of the IFC Facility in each case during the period in which such Lender is a Non-Funding Lender.”

23.                              Clause 24.7 (Information: Miscellaneous) of the Facility Agreement shall be amended by inserting a new Clause 24.7(B) as follows:

“(B)                        all reports and/or other documents dispatched by the Borrower further to Clause 13.4 (Reporting) of the IFC Facility Agreement;”

24.                              Clause 29 (Events of Default) of the Facility Agreement shall be amended by adding the words “and clause 29.18 (Acceleration — IFC and Lenders)” immediately after the words “clause 29.17 (Acceleration — all Lenders)”.

25.          A new Clause 29.18 of the Facility Agreement shall be inserted as follows:

“29.18    Acceleration — IFC and Lenders

(A)          This clause 29.18 is subject to the terms of the Intercreditor Agreement.

(B)

(i)                                    After the occurrence of an IFC Acceleration Trigger Event at any time after the Standstill Period has expired and such IFC Acceleration Trigger Event is continuing, IFC may, by notice to the Borrower and the Facility Agent:

(a)                                cancel the Commitment of IFC whereupon the same shall immediately be cancelled; and/or

(b)                                declare that all or part of the IFC Loans, together with accrued interest, and all other amounts accrued or outstanding under the IFC Facility, be immediately due and payable, whereupon they shall become due and payable; and/or

(c)                                 declare that all or part of the Loans under the IFC Facility, be payable on demand, whereupon they shall become immediately payable on demand by IFC.

(ii)                                 In the event that the Facility Agent takes any action under clause 29.18(C) below in relation to the Facility, IFC shall be entitled to take equivalent action in relation to the IFC Facility.

(C)

(i)                                    For the purposes of this clause 29.18(C), the Commitments of IFC shall be excluded in calculating the Majority Lenders.

(ii)                                 After the occurrence of a Lender Acceleration Trigger Event and at any time such Lender Acceleration Trigger Event is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower and IFC:

(a)                                cancel the Commitments (excluding any IFC Facility Commitment) whereupon they shall immediately be cancelled; and/or

(b)                                declare that all or part of the Loans (excluding any Loans under the IFC Facility), together with accrued interest, and all other amounts accrued or outstanding under this Agreement (excluding under the IFC Facility) be immediately due and payable, whereupon they shall become due and payable; and/or

(c)                                 declare that all or part of the Loans (excluding any Loans under the IFC Facility), be payable on demand, whereupon they shall become immediately payable on demand by the Facility Agent on the instructions of the Majority Lenders.

(iii)                              In the event that IFC takes any action under clause 29.18(B) in relation to the IFC Facility, the Facility Agent (if so instructed by the Majority Lenders) shall be entitled to take equivalent action in relation to the Facility.”

26.          A new Clause 30.8 of the Facility Agreement shall be inserted as follows:

“30.8      Assignments and transfers by IFC

IFC may transfer the IFC Facility Commitment or its participation, in part or in whole, to any institution that is a Qualifying Bank without the prior consent of the Borrower.”

27.                              Paragraph (A) of Clause 34.1 (Payments to the Facility Agent) of the Facility Agreement shall be amended by inserting the words “(apart from IFC)” after the words “On each date on which an Obligor or a Lender”.

28.                              New Clauses 34.10 and 34.11 of the Facility Agreement shall be inserted as follows:

“34.10   Payments to IFC

The Borrower will make payments of all amounts due to IFC under the Finance Documents directly to the account number specified in Clause

10.1 (Accounts) of the IFC Facility Agreement, and IFC will make any payments to the Borrower, without requiring payment through the offices of the Facility Agent.

34.11 Inconvertibility Payments

IFC will not be obliged to share any IFC Inconvertibility Payments.”

29.                              Clause 41.2 (Exceptions) of the Facility Agreement shall be amended by inserting a new paragraph (F) as follows:

“(F)                          An amendment, variation or waiver of Clause 34.11 (Inconvertibility Payments) may not be effected without the consent of IFC.”

SCHEDULE 4
FORM OF IFC FACILITY AGREEMENT

FACILITY AGREEMENT

dated [                   ] 2012

for

KOSMOS ENERGY FINANCE INTERNATIONAL
as Original Borrower

with

THE COMPANIES LISTED IN APPENDIX 1
as Original Guarantors

and

INTERNATIONAL FINANCE CORPORATION
as a New Lender

IFC FACILITY AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY

(SRG/PMZH)

THIS AGREEMENT is dated [                         ] 2012 and made between:

(1)           KOSMOS ENERGY FINANCE INTERNATIONAL a company incorporated under the laws of the Cayman Islands with registered number 253656 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KYI-1209, Cayman Islands (the “Original Borrower”);

(2)           THE ORlGINAL GUARANTORS listed in Appendix 1 as original guarantors (the “Original Guarantors”); and

(3)           INTERNATIONAL FINANCE CORPORATION (the “IFC”),

WHEREAS:

(A)          The parties to this Agreement have entered into a deed of transfer and amendment dated on or about the date of this Agreement with certain other parties pursuant to which, inter alios, certain Lenders under the Facility Agreement (as defined below) have agreed to transfer Loans and Available Commitments, rights and obligations to IFC and the accession of IFC to certain Finance Documents shall occur (the “Deed of Transfer and Amendment”).

(B)          The IFC has agreed to provide a secured facility of up to USD 100,000,000, ranking pari passu in all respects with the Non-IFC Facility, on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.            DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement, the following terms have the following meanings:

“Annual Monitoring Report” means the annual monitoring report substantially in the form attached as Appendix 5 (Form of Annual Monitoring Report) hereto setting out the specific social, environmental and developmental impact information, as such report may be amended or supplemented from time to time in accordance with this Agreement.

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the countries where the Borrower operates its assets, including, without limitation, licenses, permits or other governmental Authorisations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof.

“Available IFC Commitment” means, at any time, the IFC Facility Commitment which may be drawn down under the IFC Facility as determined in accordance with Clause 3.2 (Total Available Facility Amount) of the Facility Agreement.

“Coercive Practice” means the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

“Collusive Practice” means an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

“Corrupt Practice” the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

“Effective Date” means the date falling on the later of:

(a)           4 Business Days after the date on which IFC confirms to the Original Borrower and the Facility Agent that all fees due and payable to IFC pursuant to a fee letter between the Original Borrower and IFC and dated 17 February 2012 have been paid in full; and

(b)           5 Business Days after the date of the IFC Facility Agreement,

provided that such date shall coincide wherever possible with the last day of the then current Interest Period.

“Facility Agreement” means the facility agreement dated 28 March 2011 (as amended pursuant to the Deed of Transfer and Amendment and as amended from time to time) between the Original Borrower, the Original Guarantors, the Mandated Lead Arrangers, the Underwriters, the Original Lenders, the Technical Bank, the Modelling Bank, the Documentation Bank, the Onshore Account Bank, the Offshore Account Bank, the Facility Agent, the Security Agent and the Intercreditor Agent.

“Fraudulent Practice” means any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation.

“Financial Year” means each year ending 31 December.

“Ghana Project Agreements” means:

(i)            the DWT PA and the WCTP PA (and all amendments and supplements thereto);

(ii)           the DWT JOA and the WCTP JOA;

(iii)          the UUOA;

(iv)         each New Project Agreement where the relevant Approved Development or Permitted Acquisition is in Ghana or relates to assets in Ghana; and

(v)           any other agreement which the Facility Agent and the Original Borrower agree shall be a Ghana Project Agreement,

as such documents may be updated, amended or replaced from time to time.

“Ghana-related Assets” means the Jubilee Field, the Ghana Block Assets and any joint venture, Fields, Project Infrastructure or Petroleum Assets that are located in Ghana.

“IFC Utilisation Receipt” means a utilisation receipt under the IFC Facility substantially in the form set out in Part I (Form of IFC Utilisation Receipt) of Appendix 2 of this Agreement.

“IFC Utilisation Request” means a utilisation request under the IFC Facility substantially in the form set out in Part II (Form of IFC Utilisation Request) of Appendix 2 of this Agreement.

“Independent Expert” means an external, independent expert jointly selected by IFC and the Borrower (each acting reasonably) and appointed by the Borrower.

“Obstructive Practice” means either (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice.

“Project” means:

(A)          the development, operation and maintenance of the Ghana-related Assets; and

(B)          if, but only if, the proceeds of any IFC Loan are applied towards purposes as provided for under Clause 5.1 (Purpose) of the Facility Agreement which do not relate to Ghana-related Assets, the development, operation and maintenance of such assets, and in each case shall include all appraisal, exploration, construction, operations, maintenance and exploitation works and activities in relation thereto, and the treatment, processing, storage, delivery, lifting and sale of Unit Substances therefrom.

“Repeating Representations” means the “Repeating Representations” as defined in the Facility Agreement and the representations set out in Clause 12 (Representations and Warranties) of this Agreement.

“Sanctionable Practice” any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Schedule as Appendix 3 (Anti-Corruption Guidelines for IFC Transactions).

“Unit Operation” shall have the meaning given to that term in the UUOA.

“World Bank” means the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

1.2          Incorporation of defined terms, interpretation and construction

(A)          Unless a contrary indication appears herein, a term defined in the Facility Agreement or any other Finance Document has the same meaning in this Agreement.

(B)          The principles of construction and interpretation set out under Clause 1.2 (Construction of particular terms) and Clause 1.3 (Interpretation) of the Facility Agreement shall have effect as if set out in this Agreement.

(C)          The meaning and interpretation attributed to the terms set out in Appendix 3 (Anti-Corruption Guidelines for IFC Transactions) shall be deemed to apply to those terms as they are used in this Schedule.

2.            IFC FACILITY

Subject to the terms of this Agreement, IFC shall make available to the Borrower a secured senior term loan facility in an aggregate amount equal to:

(A)          on and from the Effective Date until but not including the IFC Facility Automatic Increase Date, the IFC Facility Commitment; and

(B)          on and from the IFC Facility Automatic Increase Date, the Final IFC Facility Commitment.

3.            PURPOSE

The Borrower shall apply all amounts borrowed under the IFC Facility in accordance with Clause 5 (Purpose) of the Facility Agreement, which shall include an amount applied for a purpose which is in respect of Ghana-related Assets.

4.            UTILISATION

4.1          Utilisation Procedure

(A)          Subject to satisfying the conditions set out in Clause 2 (Conditions Precedent) of the Facility Agreement and Clause 4.2 (IFC Utilisation) of this Agreement, the Borrower may utilise the IFC Facility by delivering an IFC Utilisation Request to the IFC (with a copy to the Facility Agent) and in accordance with and subject to the provisions of Clause 6 (Utilisation) of the Facility Agreement.

(B)          The Borrower shall deliver to the IFC, within five (5) Business Days of a Utilisation Date, an IFC Utilisation Receipt.

4.2          IFC Utilisation

Each Utilisation shall be made available by IFC in Dollars, for credit directly into the KEG Offshore Proceeds Account provided that the following conditions are met:

(A)          the conditions set out under paragraphs (A) and (B) of Clause 2.2 (Conditions to each Utilisation) in the Facility Agreement have been met;

(B)          the Borrower has demonstrated:

(i)            where it is the operator (and has not been outvoted on any relevant matter concerning the operation of the assets subject to the Ghana Project Agreements) that it has (subject to its express obligations under the relevant Ghana Project Agreements) exercised all rights as it may have to ensure that:

(ii)           where it is the operator (and has been outvoted on any relevant matter concerning the operation of the assets subject to the Ghana Project Agreements) that it has used reasonable endeavours to ensure that; and

(iii)          where it is not the operator, that it has used reasonable endeavours by exercising its rights under the relevant Ghana Project Agreements and/or influencing or procuring the co-operation of the Unit Operator to ensure that, in each case:

(iv)          the design, construction, operation, maintenance, management and monitoring of the Project’s sites, plants, equipment, operations and facilities are undertaken in compliance with (i) the Action Plan, (ii) the applicable requirements of the Performance Standards and (iii) the EHS Guidelines;

(v)           the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of the Project in a manner consistent with the Performance Standards in all material respects;

(vi)          the environmental mitigation and management measures in the Action Plan have been implemented according to the required completion dates contained therein and maintained; and

(vii)         all action items in the Action Plan have been completed within the timetabled dates prior to the date of the relevant Utilisation Request;

(C)          the proceeds of the Utilisation are used or are to be used for a purpose in accordance with Clause 3 (Purpose);

(D)          the proceeds of the Utilisation are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country; and

(E)           the Repeating Representations are, in light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects).

4.3          Borrower’s Certification

The Borrower shall deliver to IFC in each Utilisation Request such evidence of the proposed use of the proceeds of the Utilisation, as IFC may reasonably request.

5.            IFC’s PARTICIPATION

(A)          If the conditions set out in this Agreement have been met, IFC shall make its participation in the relevant Loan available by the Utilisation Date through its Facility Office in accordance with the terms of this Agreement and the Facility Agreement.

(B)           A Business Day for the purposes of Clause 4 (Utilisation) of this Agreement shall mean a day (other than a Saturday or Sunday) when banks are open for business in London, New York and Paris.

6.            LETTERS OF CREDIT

The IFC Facility may not be utilised by way of the issue of Letters of Credit and under no circumstances will IFC be required to act or be appointed to act as an LC Issuing Bank.

7.            REPAYMENT

The Borrower shall repay the IFC Loans made under this Agreement subject to and in accordance with the relevant provisions of Clause 9 (Repayment) of the Facility Agreement.

8.            PREPAYMENT AND CANCELLATION

The provisions of Clause 10 (Prepayment and Cancellation) of the Facility Agreement shall apply in respect of any prepayment or cancellation of the IFC Facility provided that, if requested by IFC, the Borrower delivers to IFC, prior to the date of any such prepayment or cancellation, evidence in form and substance satisfactory to IFC that all necessary Authorisations with respect to the prepayment have been obtained.

9.            INTEREST

The rate of interest, including calculation, margin and default interest, on each IFC Loan made under this Agreement shall be determined and shall be payable by the Borrower in accordance with Clause 11 (Interest) of the Facility Agreement.

10.          PLACE OF PAYMENTS

10.1        Accounts

(A)          All payments of principal, interest, fees, and any other amount due to IFC from the Borrower under this Agreement or any other Finance Document shall be made directly by the Borrower to IFC in Dollars, in same day funds, and must be received in the account of IFC at Citibank, N.A. New York, 111 Wall Street, New York N.Y. 10043, USA (in favour of International Finance Corp) for credit to IFC’s account number 36085579 (Swift Number: CITIUS 33, ABA Number: 021000089, Loan Reference: PRJ-31179-GHA), or at such other bank or account in New York as IFC from time to time designates.  Payments must be received in IFC’s designated account by no later than 1:00 p.m. New York time on the date when such payment is due.

(B)           The Borrower hereby irrevocably agrees that IFC may deem any payment, or part thereof, that is received after the time specified in Clause 10.1(A) of this Agreement as made on the following Business Day and accordingly Default Interest will accrue on any such payment, or part thereof.

10.2        Direct Payments

The Borrower will make payments of all amounts due to IFC under the Finance Documents directly to the account number specified in Clause 10.1 (Accounts) of this Agreement, without requiring payment through the offices of the Facility Agent.

10.3        Allocation of Partial Payments

If at any time IFC receives less than the full amount then due and payable to it under the Facility Agreement, IFC may allocate and apply the amount received in any way or manner and for such purpose or purposes under the Facility Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Borrower may give to the contrary.

11.          FEES

The Borrower shall pay to IFC directly for its own account a commitment fee computed in accordance with Clause 14.1 (Commitment fee) of the Facility Agreement.

12.          REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in Clauses 12.1 (Sanctionable Practices), 12.2 (Environmental Matters) and 12.3 (Ghana-related Assets) of this Agreement to IFC as at the date of this Agreement and acknowledges that IFC has entered into the Finance Documents pursuant to the Deed of Transfer and

Amendment and this Agreement in full reliance on these representations and warranties.

12.1        Sanctionable Practices

Neither the Borrower nor any Affiliates, nor any person authorised to act (expressly or implicitly) on its or their behalf, has committed or engaged in, with respect to the Project or any transaction contemplated by this Agreement, any Sanctionable Practice.

12.2        Environmental Matters

(A)          To the best of its knowledge and belief, after due inquiry, there are no social or environmental risks or issues in relation to the Project other than those identified by the ESRS that could reasonably be expected to have a material adverse effect or a material adverse impact on the implementation or operation of the Project in accordance with the Performance Standards and the EHS Guidelines.

(B)           It has not received nor is aware of either:

(i)            any existing or threatened complaint, order, directive, claim, citation or notice from any Authority of the countries where the Borrower operates its assets; or

(ii)           any material written communication from any person concerning the Project’s failure to comply with any matter covered by the Performance Standards which failure has, or could reasonably be expected to have, a material adverse effect or a material adverse impact on the implementation or operation of the Project in accordance with the Performance Standards.

12.3        Ghana-related Assets

A sum equal to at least the sum of all amounts drawn down under the IFC Facility shall be applied for purposes in respect of Ghana-related Assets under the Facility.

12.4        Repetition

The Repeating Representations shall be repeated in accordance with the terms of the Facility Agreement.

13.          COVENANTS

13.1        Sanctionable Practices

(A)          The Borrower shall not engage in (and shall not authorise or permit any Affiliate or any other person authorised to act (expressly or implicitly) on its behalf to engage in) with respect to the Project or any transaction contemplated by this Schedule, any Sanctionable Practice.

(B)                               The Borrower covenants that should IFC notify the Borrower of its concerns that there has been a violation of the provisions of this paragraph or paragraph (A) above, it shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

13.2        Environmental Matters

(A)          Unless the Parties otherwise agree, the Borrower shall:

(i)            where it is the operator (and has not been outvoted on any relevant matter concerning the operation of the assets subject to the Ghana Project Agreements), exercise (subject to its express obligations under the relevant Ghana Project Agreements) all rights as it may have to ensure that;

(ii)           where it is the operator (and has been outvoted on any relevant matter concerning the operation of the assets subject to the Ghana Project Agreements), use reasonable endeavours to ensure that; and

(iii)          where it is not the operator, use reasonable endeavours by exercising its rights under the relevant Ghana Project Agreements and/or influencing or procuring the co-operation of the Unit Operator to ensure that, in each case:

(iv)          the design, construction, operation, maintenance, management and monitoring of the Project’s sites, plants, equipment, operations and facilities are undertaken in compliance with (i) the Action Plan, and (ii) the applicable requirements of the Performance Standards and (iii) the EHS Guidelines;

(v)           the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of the Project is achieved in a manner consistent with the Performance Standards in all material respects; and

(vi)          the environmental mitigation and management measures specified in the Action Plan are implemented and maintained.

(B)          Unless the Parties otherwise agree, the Borrower shall:

(i)            not vote or otherwise seek to amend the Action Plan in any material respect without the prior written consent of IFC;

(ii)           where it is the operator exercise such rights as it has under the relevant Ghana Project Agreements to ensure (as far as it is able) that, and where it is not an operator use its reasonable endeavours by exercising its rights under the Ghana Project Agreements and/or influencing or procuring the co-operation of the Unit Operator to ensure (as far as it is able) that, in each case, the ESRS, the Action Plan and the Annual Monitoring Report are at all times in a form acceptable to IFC (acting reasonably);

(iii)          periodically review (at least yearly) the form of the Annual Monitoring Report and advise IFC as to whether revision of the form is necessary or appropriate in light of changes to the Borrower’s business or operations, or in light of environmental or social risks identified by the S&E Management System and revise the form as agreed with IFC; and

(iv)          where it is operator and has been outvoted on any relevant matter concerning the operation of the assets subject to the Ghana Project Agreements), inform IFC promptly of such fact (and provide any details where requested by IFC) and assess and inform IFC of the potential risk this poses for compliance with the (i) Action Plan, (ii) applicable requirements of the Performance Standards and/or (iii) EHS Guidelines.

13.3        Non-compliance

In the event that, notwithstanding compliance by the Borrower of the covenants contained in Clause 13.2 (Environmental Matters) of this Agreement, the (i) Action Plan, (ii) applicable requirements of the Performance Standards and/or (iii) EHS Guidelines will not be complied with or where they might reasonably be expected not to be complied with (for whatever reason), then the Borrower shall:

(A)          promptly inform IFC of such non-compliance or potential non-compliance;

(B)          take all actions it can be reasonably expected to take and exercise such rights, powers or influence it may have to mitigate the risks of non-compliance or potential non-compliance, or to reverse the non-compliance or potential non-compliance so that compliance is achieved; and

(C)          inform and update IFC on a regular basis on the status of the non-compliance or potential non-compliance and the steps being taken under Clause 13.3(B) above and respond promptly to any reasonable requests for any information by IFC in relation thereto.

13.4        Reporting

Unless Parties otherwise agree, the Borrower shall:

(A)          within ninety (90) days after the end of each Financial Year, deliver to IFC the corresponding Annual Monitoring Report in the form attached as Appendix 5 (Form of Annual Monitoring Report) hereto confirming compliance with the Action Plan, the social and environmental covenants set forth in Clause 13.2 (Environmental Matters) above and Applicable S&E Law, or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy it and the contents of such Annual Monitoring Report shall be verified by an Independent Expert within 90 days of its delivery to IFC;

(B)          within three (3) Business Days after it becomes aware, notify IFC of any social, labour, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, a material adverse effect on the implementation or operation of the Project in accordance with the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and any effect resulting or likely to result therefrom, and the measures the Borrower is taking or plans to take to address them and to prevent any future similar event, and keep IFC informed of the on-going implementation of those measures and plans;

(C)          within 120 days of the end of each Financial Year, publicly disclose all material national, regional and local payments to any Authority in respect of taxes, royalties, bonus and signature payments and all other material payments that are in the nature of taxes, profit share, production share, or for rights to access resources.  Such disclosure shall be substantially in the form set out in Appendix 5 (Form of Revenue Disclosure) hereto, and be made on a webpage readily accessible to the public in English and the local language; and

(D)          deliver to IFC, promptly following publication, a copy of any information published pursuant to paragraph (C) above.

14.          REMEDIES FOLLOWING DEFAULT OR EVENT OF DEFAULT

On and at any time after the occurrence of a Default or an Event of Default which is continuing IFC shall have the rights and remedies set out under the Facility Agreement or the Intercreditor Agreement.

15.          GUARANTEE

Each of the Guarantors hereby acknowledges that, pursuant to the Facility Agreement, they have guaranteed the obligations of the Borrower under this Agreement on the terms and conditions set out in the Facility Agreement.

16.          MISCELLANEOUS

16.1        Notices

Any notice, request or other communication to be given or made under this Agreement shall be given in accordance with Clause 37 (Notices) of the Facility Agreement.

16.2        Term of Agreement

This Agreement shall continue in force until all monies payable under it have been irrevocably and fully paid in accordance with its provisions and the Obligors have no further obligations to the IFC under this Agreement and the Finance Documents.

16.3        Successors and assignees

This Agreement binds and benefits the respective successors and assignees of the parties.  However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of IFC. IFC may assign or transfer its rights and obligations hereunder, in whole or in part and in accordance with the terms of the Facility Agreement and the Intercreditor Agreement.

16.4        Counterparts

This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

16.5        Disclosure of information

The provisions of Clause 30.7 (Disclosure of information) of the Facility Agreement shall apply herein, mutatis mutandis as if set out in full for the benefit of IFC.

16.6        Applicable law and jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of England and Wales.  The provisions of Clause 44 (Jurisdiction) of the Facility Agreement shall apply herein, mutatis mutandis, as if set out in full for the benefit of IFC.

APPENDIX 1

The Original Guarantors

Name	Jurisdiction of Incorporation	Registered Number
Kosmos Energy Operating	Cayman Islands	231417
Kosmos Energy International	Cayman Islands	218274
Kosmos Energy Development	Cayman Islands	225879
Kosmos Energy Ghana HC	Cayman Islands	135710

APPENDIX 2

Receipt and Request

Part I

Form of IFC Utilisation Receipt

[Borrower’s Letterhead]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Manager, Financial Operations Unit

Ladies and Gentlemen:

Investment No. [•]

Utilisation Receipt (IFC Loan)

We, KOSMOS ENERGY FINANCE INTERNATIONAL, hereby acknowledge receipt on the date hereof, of the sum of [•] Dollars ($[•]) disbursed to us by International Finance Corporation under the IFC Facility provided for in the Facility Agreement dated 28 March 2011 between our company and International Finance Corporation.

Yours truly,

KOSMOS ENERGY FINANCE INTERNATIONAL

By:

Authorised Officer

Part II

Form of Utilisation Request for IFC Loan

From:     Kosmos Energy Finance International as Borrower

To:         International Finance Corporation

CC:        BNP Paribas as Facility Agent

Dated:   [  ]

Dear Sirs

Kosmos Energy Finance International
USD [  ] IFC Facility Agreement dated [   ] 2012  (the “Agreement”)

1.            We refer to the Agreement. This is a Utilisation Request in respect of a Utilisation under the IFC Facility. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.            We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	USD

Amount:	[ ]

Interest Period:	[ ]

Purpose:	[ ]

3.            We hereby certify that:

(a)           no Default or Event of Default is continuing or will result from the proposed Loan;

(b)           the Loan is expected to be applied in payment of amounts subject to and in accordance with the Cash Waterfall within 90 days of the Utilisation Date or as otherwise required for Kosmos to comply with clause 20.1 (Project Accounts) of the Facility Agreement;

(d)         the making of the Utilisation would not result in the aggregate principal amount outstanding under the Facility exceeding the Borrowing Base Amount;

(e)           the Repeating Representations are, in the light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a

Repeating Representation that contains a materiality concept, true and correct in all respects); and

(f)           the making of the Utilisation will not breach Clause 3 (Purpose) of the Agreement.

4.            The proceeds of this Loan should be credited to the [Borrower/other] Offshore Proceeds Account and to the extent an amount has been attributed to Interest payments above, such amount shall be applied towards the payment of Interest on the Facility.

5.            This Utilisation Request is irrevocable and is a Finance Document.

Yours faithfully

Authorised Signatory for

Kosmos Energy Finance International

APPENDIX 3

Anti-Corruption Guideline for IFC Transactions

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices”, “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.            CORRUPT PRACTICES

1.1          Definition

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

1.2          Interpretation

(A)          Corrupt practices are understood as kickbacks and bribery.  The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation.  Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

(B)          It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

(C)          In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

(D)          Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

(E)          The World Bank Group does not condone facilitation payments.  For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.            FRAUDULENT PRACTICES

2.1          Definition

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation.

2.2          Interpretation

(A)          An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false.  Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Schedule.

(B)          Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity.  It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group.  Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations.  Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.            COERCIVE PRACTICES

3.1          Definition

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

3.2          Interpretation

(A)          Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

(B)          Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.            COLLUSIVE PRACTICES

4.1          Definition

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

4.2          Interpretation

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.            OBSTRUCTIVE PRACTICES

5.1          Definition

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

5.2          Interpretation

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

6.            GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

APPENDIX 4

Action Plan

ENVIRONMENTAL AND SOCIAL ACTION PLAN Kosmos Energy II (#31179) October 16, 2011

Item	Task	Indicator of Completion	Required Completion Date

Performance Standard 1 — Social and Environmental Assessment and Management Systems

1.

Corporate HSEC Management System. Kosmos Energy will develop its Corporate HSEC Management System to ensure that Applicable Projects are assessed and managed according to IFC’s Performance Standards and applicable World Bank Group EHS Guidelines.

		(a) The Company has submitted a Development and Implementation Plan, including time-bound targets, for Kosmos Energy HSEC Management System acceptable to IFC.	(a) March 2011
		(b) Documentation that the Development and Implementation Plan for the Kosmos Energy HSEC Management System is being implemented.	(b) Based on schedule in the Development and Implementation Plan

2.

Country HSEC Management System. Kosmos Energy will develop country-specific HSEC Management Systems to ensure that Applicable Projects are assessed and managed according to IFC’s Performance Standards and applicable World Bank Group EHS Guidelines

		(a) The Company has submitted a Development and Implementation Plan, including time-bound targets, for Kosmos Energy HSEC Management System acceptable to IFC.	(a) After March 2011 and prior to the start of any material operation of an Applicable Project.
		(b) Documentation that the Development and Implementation Plan for the Kosmos Energy HSEC Management System is being implemented	(b) Based on schedule in the Development and Implementation Plan

ENVIRONMENTAL AND SOCIAL ACTION PLAN Kosmos Energy II (#31179) October 16, 2011

Item	Task	Indicator of Completion	Required Completion Date
3.	Training. Training in the IFC’s Performance Standards and the applicable EHS Guidelines will be provided to those involved with the risk management of Applicable Projects.	(a) The Company has developed a Training Plan that incorporates the Performance Standards and relevant IFC EHS Guidelines	(a) March 2011
		(b) Evidence of training provided to all regional and line managers.	(b) August 2012

		(c) Periodic training sessions to onboard new regional and line managers and to provide managers with updates.	(c) Discussed in the Annual Monitoring Reports (AMR)

4.

HSE Review Procedure. Kosmos Energy will configure a procedure under the HSEC Management System to ensure that the Vice President responsible for HSEC reviews all Applicable Projects to ensure that they are evaluated and managed according to the IFC Performance Standards and applicable World Bank Group EHS Guidelines.

		(a) The Company has drafted a procedure.	(a) Condition of disbursement on any non-Jubilee Applicable Project, but no later than June 2012.
		(b) The Company has adopted the procedure for all Applicable Projects.	(b) Finalise and adopt 30 days after IFC’s acceptance of draft.

(c) Evidence of Applicable Project review by the Vice President to show that any Applicable Project is in compliance with IFC Performance Standards, or has shown that the Applicable Project can come into compliance with the Performance Standards within a reasonable time period following the implementation of a Supplemental Environmental and Social Action Plan to be agreed upon between the Company and IFC.

(c) Condition of disbursement for the Applicable Project. Applicable timetable for any Applicable Project according to the specified in the Applicable Project-specific Supplemental Social and Environmental Action Plan.

ENVIRONMENTAL AND SOCIAL ACTION PLAN Kosmos Energy II (#31179) October 16, 2011

Item	Task	Indicator of Completion	Required Completion Date
5.

Environment and Social Management Plan. Each Applicable Project will have an ESMP that incorporates all measures needed to meet national law, the Performance Standards, and the EHS Guidelines. The content may vary according to the risks and issues of the specific Applicable Project, but should include in each case an Emergency Response Plan (ERP), Spill Control and Response Plan (SCRP), a Waste Management Plan (WMP), and a Stakeholder Engagement Plan (SEP) that provides for the local disclosure of the social and environmental assessment documents, including the ESMP itself.

		(a) ESMP developed for each Applicable Project, and agreed upon with IFC.	(a) Prior to mobilization of the Applicable Project.
		(b) Publicly disclose the ESMP	(b) Based on schedule in the Applicable Project SEP.

Performance Standard 3 — Pollution Control and Abatement

6.

Well Control Continuous Improvement Program. To ensure that Kosmos drilling programs, particularly in deep water, follow good international practice as identified by the International Association of Oil and Gas Producers (OGP) with respect to well control, Kosmos will undertake at least an annual review of its well control procedures and their

		(a) Undertake an annual review of its well control procedures benchmarked again OGP recommendations and develop an action plan for closing any gaps	(a) Annually
		(b) Keep IFC informed on the preparation of recommendations from the OGP	(b) Any changes in the well control procedure as a result of the review to be reported in the AMR.

ENVIRONMENTAL AND SOCIAL ACTION PLAN Kosmos Energy II (#31179) October 16, 2011

Item	Task	Indicator of Completion	Required Completion Date
conformity with good international practice.

7.

Spill Incident Continuous Improvement Program. To ensure that Kosmos operations follow good international practice as identified by the International Association of Oil and Gas Producers (OGP) with respect to intervention and response to well incidents, Kosmos will undertake at least an annual review of the intervention and response capabilities available to operations and their consistency with good international practice.

		(a) Undertake an annual review of the spill incidence intervention and response capabilities available to it and develop an action plan for using reasonable endeavors to close any gaps.	(a) Annually
		(b) Keep IFC informed on the preparation of recommendations from the OGP	(b) Any changes to the incident intervention and response capabilities to be reported in the AMR.

APPENDIX 5

Form of Annual Monitoring Report

INTERNATIONAL FINANCE CORPORATION

ANNUAL MONITORING REPORT (AMR)
INCLUDES:

ENVIRONMENTAL AND SOCIAL PERFORMANCE
AND DEVELOPMENT INDICATORS

Kosmos Energy

Ghana

IFC Project Number: 31179

REPORTING PERIOD: (month/year) through (month/year)

AMR COMPLETION DATE: (day/month/year)

Environment and Social Development Department
2121 Pennsylvania Avenue, NW
Washington, DC 20433 USA
www.ifc.org/sustainability

ANNUAL MONITORING REPORT
DEVELOPMENT IMPACT INDICATORS

This section of the AMR has the Development Impact Datasheet which tracks how the project has contributed to development in the region.

NON-JUBILEE FIELD

Development Impact Data Sheet	2011	2012	2013	2014	2015	2016

EMPLOYEES

Employment
Number of permanent jobs created or preserved (Direct)
Number of local permanent jobs created or preserved through local subcontractors (approx)
Number of local temporary jobs (e.g. during construction) created & preserved
Percentage of female employees (Direct)
Percentage of employees from local community*
Percentage of nationals in managerial positions (Direct)
Percentage of female among managerial staff (Direct)
Wage rates compared to alternative (percentage premium over comparable employment)

Training*
Number of employees receiving training
Initiatives to hire and train local workers (yes/no)
Dollar amount spent on training (per employee)

Other Benefits
Dollar amount spent on other benefits to local parties

GOVERNMENT
Dollar amount paid as Income tax (inc. any withholding tax)
Dollar amount paid as share of Profit Oil
Dollar amount of any other fiscal payments

COMMUNITY
Access to education
Dollar spent on local educational institutions
Number of schools supported

Access to healthcare
Dollar spent on/contributed to local health facilities
Number of people which accessed such health facilities

Access to Infrastructure
Infrastructure-type projects undertaken
Dollars spent on/contributed to infrastructure-type projects
Community programs
Dollars spent on community development programs (excluding health and education)
Cash equivalent of in-kind contributions to community development progams

OTHER BUSINESSES & INDUSTRIES

Purchase from Local and National Suppliers
Local supplier/SME development progam (yes/no)
Dollar value of purchases (goods & services) from regional suppliers
Number of regional suppliers (for goods and services)
Percentage of procurement being sourced from regional suppliers
Dollar value of purchases from national suppliers (included above)
Number of national suppliers
Percentage of procurement budget sourced from national suppliers

*- for the purpose of this table, “local” and “local community” are defined as belonging to the provinces in which the respective activities are conducted.

Notes:

INTERNATIONAL FINANCE CORPORATION

ENVIRONMENTAL AND SOCIAL PERFORMANCE

ANNUAL MONITORING REPORT

Kosmos Energy

Ghana

IFC Project Number: 31179

REPORTING PERIOD: (month/year) through (month/year)

AMR COMPLETION DATE: (day/month/year)

Environment and Social Development Department
2121 Pennsylvania Avenue, NW
Washington, DC 20433 USA
www.ifc.org/sustainability

INTRODUCTION

The Annual Monitoring Report

This section monitors the Environmental and Social performance of the Project.  IFC’s Investment Agreement requires Kosmos Energy (“Kosmos” or the “Company”) to prepare a comprehensive Annual Monitoring Report (AMR) for its activities in Ghana as defined in the Loan Agreement.

This document comprises IFC’s preferred format for environmental and social performance reporting.  The AMR informs the Environment and Social Development Department about the environmental and social state of the investment.

With respect to the Jubilee Field and because Kosmos is not the Project’s Unit Operator, Kosmos may elect to coordinate with the Unit Operator, who has a similar obligation to IFC under their IFC Facility Agreement, and agree to submit a joint AMR for the Project.  To the extent that there are Kosmos-specific information which are covered by the social and environmental covenants of the IFC Facility Agreements but are not dealt with in the Unit Operator’s AMR, Kosmos will provide such information in this AMR.  Such information will include the environmental, health and safety and social performance of Kosmos’ staff and contractors; the environmental, health and safety and social programs specifically undertaken by Kosmos and applicable to the Project but not the responsibility of the Unit Operator; and Kosmos’s activities outside the Jubilee Field.  If the Unit Operator’s IFC Facility Agreement is or becomes inactive, Kosmos will continue to submit an AMR also covering the Jubilee project as part of the reporting covenants of its IFC Facility Agreements as long as there remain amounts outstanding under the IFC Facilities, provided, however, that Kosmos shall only be under a Reasonable Endeavors obligation, as defined in the Facility Agreement to obtain the information to complete the AMR.  Unless otherwise indicated, the data provided in this AMR is assumed to be for Kosmos’s activities exclusive of Jubilee Field, and the word “Project” should be read accordingly throughout.

Preparation Instructions

The following points should assist you in completing this form.  Please be descriptive in your responses and attach additional information as needed.

•                 IFC’s Investment Agreement requires designated Kosmos personnel to complete and submit annual environmental and social monitoring reports in compliance with the schedule stipulated in the Investment agreement.

•                 Kosmos must report qualitative and quantitative project performance data each year of the investment for the environmental and social monitoring parameters included in this report format.

•                  The main purpose of completing this form is to provide the following information:

1.              Environmental and Social Management

2.              Occupational Health and Safety (OHS) Performance

3.              Significant Environmental and Social Events

4.              General Information and Feedback

5.              Compliance with IFC and local environmental requirements as specified in the Investment Agreement

6.              Compliance with IFC and local social requirements as specified in the Investment Agreement

7.              Progress on implementing the Environmental and Social Action Plan (ESAP) agreed with IFC

Specialist Contact Information

If you have any questions regarding the AMR or wish to discuss completion of the AMR please contact the following Investment Officer or Portfolio Manager.

Investment Officer	Name: Telephone Number: Facsimile Number: Email:	Portfolio Manager	Name: Telephone Number: Facsimile Number: Email:

AMR Preparer(s)

To be completed by Kosmos authorized representative	Name and Title: Phone: Fax: Email:
Company Information	Kosmos office physical address: Kosmos web page address:

I certify that the data contained in the Environmental and Social Performance section of this AMR completely and accurately represents Applicable Project operations during this reporting period. I further certify that analytical data summaries(1) incorporated in Section 6 are based upon data collected and analyzed in a manner consistent with the applicable and relevant IFC EHS Guidelines.

Kosmos Employee Name	Signature

Name of Third Party Organization and	Signature
Representative Certifying This Document

(1)  Raw analytical data upon which summaries are based should not be submitted with this AMR but must be preserved by Kosmos and presented to IFC upon demand.

1             ENVIRONMENTAL AND SOCIAL MANAGEMENT

1.1          Environmental Responsibility Chart

Please name the individuals in the company who hold responsibility for Project environmental and social performance (e.g. Environment Manager, Occupational Health and Safety Manager, Community Relations Manager) and give their contact information (Name, Address, Telephone Number, Fax Number, E-mail Address).

1.2          Summary of Current Operations

Describe company operations and level of business activity.  Describe any significant changes since the last report in the company that may affect Project environmental and social performance.  Describe any environmental and social management initiatives and relevant updates (e.g. ISO 14001, ISO 9001, OHSAS 18001, or equivalent Quality, Environmental and Occupational Health and Safety certifications and renewals) for Kosmos in Ghana.

1.3          Environmental and Social Impact Assessment and Permitting

Provide a summary of any changes / integrations to the Jubilee Field Project ESIA, and the West Cape Three Point PER, and any new ESIA process for Ghana concessions under development or ongoing at the time of reporting.  Provide a summary of Government of Ghana (GOG) relevant requirements.  Please provide a copy of any amendment / revision or integration of the Jubilee Field Project ESIA or West Cape Three Point PER.

Provide a summary of all relevant permits issued and renewed by the GOG for Jubilee Field Project and the West Cape Three Point Block.

1.4          Environmental Management Plan

Provide a summary of the reviews of the environmental and social aspects of the Project and provide a copy of the current Project EMP (s), as needed, with identification of all changes, amendments, integrations approved.

1.5          Management of Changes

Provide a summary table or list of all Project’s proposed changes (design, operations, risk management, project organization, legislation) with potential associated environmental or social impacts, including review and approval by Project environmental and social management.

1.6          Training Programs

Describe environmental, social and health and safety training programs and their implementation.  Provide an update on the development and implementation of the staffing and training plan for the Project.

1.7          Summary of Corporate Social Responsibility Program in Ghana

Provide an update of the status and implementation of the CSR program

2             HEALTH AND SAFETY PERFORMANCE (OHS)

Project personnel are required to monitor, record, and report occupational health and safety incidents and workplace conditions (air quality and physical parameters, which are potentially impacted by industrial processes) throughout the reporting period.

2.1          Compliance with National Requirements

Please list any reports submitted to Ghanaian authorities, e.g. on OHS, fire and safety inspections, compliance monitoring, emergency exercises, as well as comments received and corrective actions taken.  Ghanaian authority monitoring and inspections with subsequent actions taken shall also be summarized and reported.

If any of the information requested in the AMR (Section 2.2 - Section 2.4) is contained in reports sent to Ghanaian authorities, please submit the applicable section of the report.

2.2          Incident Statistics Monitoring

Please report on incidents during the reporting year for the Project.  Contractor employees are required to adhere to comparable occupational health and safety standards.  If the Project uses contractor employees, please also report any contractor employee incidents.  Expand or shrink the tables as needed.

1.            Total Amounts

Report TOTAL	This reporting period		Reporting period — 1 year ago		Reporting period — 2 years ago
numbers for each parameter	Project employees	Contractor employees	Project employees	Contractor employees	Project employees	Contractor employees
Employees
Man-hours worked
Fatalities
Occupational injuries(2)
Recordable injuries(3)
Lost workdays(4)

(2)  Work related physical injury or disease [illness] which results in death, being unfit to work the day following the event, restriction of work or motion including temporary or permanent transfer to another job.

(3)  Any work related incident where a person is fatally injured or becomes fatally ill or requires treatment from a professional physician or paramedic on more than one occasion for the same incident.

Injury severity rate(5)
Lost time injury frequency(6)
Vehicle collisions(7)

2.            Fatality details for this reporting period

Project employees or contractor employees?	Time of death after accident (e.g. immediate, within a month, within a year)	Cause of fatality	Corrective measures to prevent reoccurrence

3.            Occupational injuries details for this reporting period

Project employees or contractor employees?	Total workdays lost	Description of injury	Cause of accident	Corrective measures to prevent reoccurrence

4.            Ship collision details for this reporting period

Project vessel or third party?	Cause of collision	Injuries and damages occurred, including spill size if any	Corrective measures to prevent reoccurrence

(4) Lost workdays are the number of workdays (consecutive or not) beyond the date of injury or onset of illness that the employee was away from work or limited to restricted work activity because of an occupational injury or illness.

(5) The number of days lost per 1 million man hours worked.

(6) The number of lost time injuries (LTI’s) recorded for Project workers per million hours worked by them.

(7) Vehicle Collision: When a vehicle (device used to transport people or things) collides (comes together with violent force) with another vehicle or inanimate or animate object(s) and results in injury (other than the need for First Aid) or death.

5.            Oil Spill Response training for this reporting period

Activities	Mandatory frequency	Date(s) Performed	Observed Deficiencies(8)	Corrective Actions for Schedule for Implementation(9)
Drills without equipment deployment	Minimum: three (3)/year
Equipment deployment drills	Minimum: one (1)/year

6.            EHS training(10) for this reporting period

Project employees or contractor employees?	Description of training	Number of employees that attended

2.3          Fire Safety

Please complete the following table for Project’s operations.

Project Fire Safety Verification Activities	Mandatory Frequency	Date(s) Performed	Observed Deficiencies(11)	Corrective Actions and Schedule for Implementation(12)
Fire Drills	Minimum: three (3)/year
Inspect and certify fire detection and suppression electrical and mechanical systems	Minimum: one (1)/year
Inspect, refill/recharge, maintain fire extinguishing systems and fire protection systems	Minimum: two (2) inspections/year
Flammable gas monitoring	As per Workplace Monitoring Plan

(8)     Attach additional sheets as needed to full describe observed deficiencies.

(9)     Attach additional sheet as needed to fully describe corrective actions and implementation.

(10)  Project personnel should be trained in health and safety matters including accident prevention, safe lifting practices, the use of Material Safety Data Sheets (MSDS), safe chemical handling practices, proper control and maintenance of equipment and facilities, emergency response, personal protective equipment (PEP), emergency response, etc.

(11)  Attach additional sheet as needed to fully describe observed deficiencies.

(12)  Attach additional sheets as needed to fully describe corrective actions and implementation.

2.4          Significant EHS Events

Please explain any significant Environmental, Health and Safety events not covered in the above OHS tables.  The report could include proposed revision of the EHS Management System (if applicable), revised quantitative objectives, action plans for technical improvements, and planned training activities.

3             SIGNIFICANT ENVIRONMENTAL AND SOCIAL EVENTS

Project personnel are required to report all environmental and social events(13) that may have caused damage; caused health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; or created Project and/or Kosmos liabilities.

Attach photographs, plot plans, newspaper articles and all relevant supporting information that IFC will need to be completely familiar with the incident and associated environmental and social issues.

3.1          Oil Spills and Gas Releases

Please provide a summary table with all the material releases occurred during the reporting period and from beginning of the Project.

Liquid
> 1 bbl
Year	< 1 bbl	Contained	Uncontained	> 1,000 bbls	Gas(14)

Date of event(15)	Event description, including volume released and response tier	Affected people/environment	Reports sent to IFC and/or local regulatory agencies	Corrective actions (including cost and time schedule for implementation)

(13)  Examples of significant incidents follow.  Oil spills; Fire, explosion or unplanned releases; industrial injuries; fatalities including transportation; ecological damage/destruction; local population disruption; disruption of emissions or effluent treatment; legal/administrative notice of violation; penalties, fines, or increase in pollution charges; negative media attention; chance cultural finds; labour unreast or disputes.

(14)  Uncontrolled accidental release of gas to the atmosphere.

(15)  Significant events, including uncontained spills, all spills above 1,000 bbls and gas releases.

3.2                              Other significant events

Please report on the following topics, expanding or collapsing the table where needed.

Date of event	Event description	Affected people/environment	Reports sent to IFC and/or local regulatory agencies	Corrective actions (including cost and time schedule for implementation)

4                                        GENERAL INFORMATION AND FEEDBACK

Provide the following additional information:

1.                                     Describe interactions with non-governmental organizations (NGOs) or public scrutiny of the Project.

2.                                     Describe Project public relations efforts (e.g. establishment of a web page, hiring of community liaison officer)

3.                                     Suggest ways and means to improve information exchange and interactions with IFC specialists.

5                                        REPORTS TO ILLUSTRATE COMPLIANCE WITH IFC EHS GUIDELINES AND HOST COUNTRY REGULATIONS

5.1. Air Emissions

Air Emissions refers to emissions from specific units on the project site.

Kosmos will report on the below parameters, as per IFC General EHS Guidelines, based on specific emission factors (unit manufacturer data and fuel usage), as needed. This data will be collated annually and complemented by annual measurement of NOX concentrations in ambient air at the workplace.

Please provide Ghanaian maximum levels in relevant units in the table below.

Point Source Air Emissions Point Location(16):

Point Source Air Emission Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)(17)		Project Performance (IFC Units)	Ghanaian Maximum Levels (Units)	Project Performance (Units)
ENGINE
Nitrogen Oxides (NOx) Gas Fired — Spark Ignition, ≥3 MWth	Yearly	200 mg/Nm3		mg/Nm3
Nitrogen Oxides (NOx) Gas Fired — Dual Fuel, ≥3 MWth	Yearly	400 mg/Nm3		mg/Nm3
Nitrogen Oxides (NOx) Gas Fired — Compression Ignition, ≥3 MWth	Yearly	1,600 mg/Nm3		mg/Nm3
Nitrogen Oxides (NOx) Liquid Fired, ≥3 MWth	Yearly	See Table 1.1.2
Particulate Matter Liquid Fired. ≥3 MWth	Yearly	See Table 1.1.2
Sulfur Dioxide (SO2) Liquid Fired, ≥3 MWth	Yearly	See Table 1.1.2
TURBINE
Nitrogen Oxides (NOx) Gas Fired, 3 MWth to <15MWth, Electric generation	Yearly	42	ppm	ppm
Nitrogen Oxides (NOx) Gas Fired, 3 MWth to <15MWth, Mechanical drive	Yearly	100	ppm	ppm

(16)  Provide latitude, longitude of the point source air discharge point.  Alternatively provide a scaled facility map showing the precise location of all discharge points.

(17)  General EHS Guidelines, Table 1.1.2.  Specify dry gas and excess 02 content (%).

Point Source Air Emission Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)(17)		Project Performance (IFC Units)	Ghanaian Maximum Levels (Units)	Project Performance (Units)
Nitrogen Oxides (NOx) Gas Fired, 15 MWth to <50MWth	Yearly	25	ppm	ppm
Nitrogen Oxides (NOx) Other Fuels, 3 MWth to <15MWth, Electric generation	Yearly	96	ppm	ppm
Nitrogen Oxides (NOx) Other Fuels, 3 MWth to <15MWth, Mechanical drive	Yearly	150	ppm	ppm
Nitrogen Oxides (NOx) Other Fuels, 15 MWth to <50MWth	Yearly	74	ppm	ppm
Sulfur Dioxide (SO2) Fuels other than Natural Gas, 3 MWth to <50MWth	Yearly	See Table 1.1.2
BOILER
Nitrogen Oxides (NOx) Gas Fired, 3 MWth to <50MWth	Yearly	320	mg/Nm3	mg/Nm3
Nitrogen Oxides (NOx) Liquid Fired, 3 MWth to <50MWth	Yearly	460	mg/Nm3	mg/Nm3
Particulate Matter Fuels other than Natural Gas, 3 MWth to <50MWth	Yearly	50	mg/Nm3	mg/Nm3
Sulfur Dioxide Fuels other than Natural Gas, 3 MWth to <50MWth	Yearly	2000	mg/Nm3	mg/Nm3

Ambient Air Monitoring Point Location(18):

Ambient Air Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)(19)	Project Performance (IFC Units)	Ghanaian Maximum Levels (Units)	Project Performance (Units)
Nitrogen Oxides (NOx)	Yearly	Concentrations below those recommended by the ACGIH as TWA-TLV’s	mg/Nm3

(18)  Provide latitude, longitude of the ambient air monitoring points. Alternatively provide a scaled facility map showing the precise location of all monitoring points.

(19)  General EHS Guidelines, Section 2.4, page 70.

Other Air Emissions

Air Emission Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)	Project Performance (IFC Units)
Greenhouse Gases(20)	Annual	N/A	CO2-equivalent tpy
Flaring	Annual	N/A	mmscfd

Kosmos will report on GHG emissions estimated as per the API Compendium of Greenhouse Gas Emissions Estimation.

5.2. Liquid Effluents

Liquid Effluent refers to all types of liquid waste which is discharged from the site.  Types of liquid effluent include process, sanitary, stormwater, and thermal discharges.

The Project is required to collect representative samples of liquid effluent at the discharge points, submit these samples for laboratory analysis and report the results to IFC.  Individual samples and individual reports will be required for each liquid effluent monitoring point. Monitoring should take place while facility is operating.

Please provide Ghanaian maximum levels in relevant units in the table below.

Liquid Effluent Monitoring Point Location(21):

Liquid Effluent Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)		Project Performance (IFC Units) Annual average of monthly samples	Ghanaian Maximum Levels (Units)	Project Performance (Units) Annual average of monthly samples
Produced Water — Oil and Grease (maximum daily)	Continuous	42	mg/l		mg/l
Produced Water — Oil and Grease (30 day average)	Daily	29	mg/l		mg/l
Produced Sand - Oil	Batch	1%

(20)  Assess GHG emissions from all equipment including fired equipment, vents, flares, compressor stations, boats, marine transfer facilities, etc. and fugitive emissions annually by a model.  GHG annual total is derived by CO2 tpy + CO2-equivalent tpy (CH4 tpy converted to CO2) and is reported based on an internationally recognized emission estimation methodology for oil and gas industry.

(21)  Provide latitude, longitude of the liquid effluent discharge point.  Alternatively, provide a facility map showing the precise location of all liquid effluent discharge points.

The Project is required to demonstrate compliance with all other effluent levels, as specify in Table 1 of the EHS Guidelines for Offshore Oil and Gas Development.  Please provide monitoring results, demonstrating compliance for the following streams, as applicable:

•                 Hydrotest water

•                 Desalination brine

•                 Sewage

•                 Food waste

•                 Storage displacement water

•                 Bilgewater

•                 Deck drainage

5.3. Drilling Fluids and Cuttings Discharge/Disposal

If wells were drilled in this reporting period, specify if WBF or EMOBF were used.

Please describe the process used to treat muds or cuttings prior to discharge/disposal.

Please describe how and where the muds and cuttings were discharged/disposed.  Please provide the amount discharged/disposed per each well.

Please report compliance against the approved permit issued by the Ghanaian authorities (Ghana EPA).

Please summarize the monitoring data for both WBF and EMOBF, as follows, and provide the relevant analytical reports, as appropriate.

Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)(22)		Project Performance (IFC Units)	Ghanaian Maximum Levels (Units)	Project Performance (Units) Annual average of monthly samples
WBF
Toxicity test	As per Ghana requirements	Table 1		Comply? Y/N23
Hg in stock barite	As per Ghana requirements	1	mg/kg	mg/kg
Cd in stock barite	As per Ghana requirements	3	mg/kg	mg/l
EMOBF

(22)  EHS Guidelines for Offshore Oil and Gas Development.

(23)  If non-compliance, provide justification, demonstrating that the achieved performance level is protective of the human health and the environment.

Parameters	Collection Frequency	IFC Guideline Levels (IFC Units)(22)		Project Performance (IFC Units)	Ghanaian Maximum Levels (Units)	Project Performance (Units) Annual average of monthly samples
Toxicity test (residual fluid on cutting)	As per Ghana requirements	Table 1		Comply? Y/N24
Oil concentration in cuttings	As per Ghana requirements	As per ESRS		Comply? Y/N25
Hg in stock barite	As per Ghana requirements	1	mg/kg	mg/kg
Cd in stock barite	As per Ghana Requiremetns	3	mg/kg	mg/l
COMPLETION/WORK-OVER FLUIDS
Completion and Well Work-over Fluids - Oil and Grease (maximum daily)	Continuous	42	mg/l	mg/l
Completion and Well Work-over Fluids - Oil and Grease (30 day average)	Daily	29	mg/l	mg/l
Completion and Well Work-over Fluids — pH	Continuous	≥5

5.4. Solid Waste Management

The Project is required to monitor methods of collection, storage, handling, recycling, reuse and/or disposal of solid waste, and report these methods and measured quantities to IFC. Please complete the information below.

Solid Waste Management Summary

Solid Waste Type Includes description	Annual Quantity	Project Method of Storage, Handling and/or Treatment

(24)  If non-compliance, provide justification, demonstrating that the achieved performance level is protective of the human health and the environment.

(25)  If non-compliance, provide justification, demonstrating that the achieved performance level is protective of the human health and the environment.

Solid Waste Type Includes description	Annual Quantity	Project Method of Storage, Handling and/or Treatment

Solid Waste Type (Same as Above, Description not Included)	Project Method of Recycling, Reuse or Disposal(26)

5.5. Hazardous Materials Management

Hazardous materials are those materials that represent an excessive risk to property, the environment or human health because of their physical and/or chemical characteristics.  Examples include explosives, toxic or flammable gases, flammable liquids and solids, oxidizing substances, radioactive materials and corrosive substances.

The Project is required to monitor methods of collection, storage and disposal of hazardous materials(27), and report these methods and measured quantities to IFC. Please refer to the Hazardous Materials Management guideline for additional information.

1.                                     Please update us on your Hazardous Materials Management Program. You should include your Emergency Preparedness and Response Plans, and if available, your Hazardous Materials Risk Management Plan, Hazardous Materials Transportation Plan and/or Hazardous Waste Management Plan.

(26)  Describe disposal method (e.g. landfill, incineration, land farming, reuse, etc.) Provide name and location of disposal facility used; state if waste is sold as byproduct, scrap or a material to be used by others; state name and business of purchaser. Provide additional sheets as needed to fully describe disposal, organizations involved in waste management, facility permits, and agency authorizations.

(27)  Hazardous materials include ignitable, reactive, flammable, radioactive, corrosive and toxic substances.

Please complete the information below unless included in updated version of the Hazardous Materials Management Program. If included, please specify.

Hazardous Materials Management Plan Summary

Hazardous Material (Name and Number UN/CAS)	Class or division(28)	Annual Quantity	Maximum Quantity Stored on Site
Hazardous Materials Used

Hazardous Waste Produced

Parameters (Same Parameters as Above)	Project Method of Storage, Handling and/or Treatment(29)	Project Method of Disposal(30)
Hazardous Materials Used

(28)  UN classification (1. Explosives; 2. Gases ; 3. Flammable liquids ; 4. Flammable solids ; 5. Oxidizing substances ; 6. Toxic and infectious substances ; 7. Radioactive material; 8. Corrosive substances; 9. Miscellaneous hazardous materials.)

(29)  State how hazardous materials / waste is stored on site (e.g. drums, bins, and other containers) and handled (including transported). Provide additional sheets as needed to fully describe disposal, organizations involved in management, facility permits and agency authorizations.

(30)  Report on method of disposal for hazardous waste used only.

Parameters (Same Parameters as Above)	Project Method of Storage, Handling and/or Treatment(29)	Project Method of Disposal(30)

Hazardous Waste Produced

5.6. Information on Exceedances

Provide the following information for monitoring data which exceed IFC guideline levels.  This refers to data presented in Section 5, Quantitative Data Reports to Illustrate Compliance with IFC EHS Guidelines and Ghana Regulations.  Provide the information in the table for each parameter exceeded.

Monitoring parameter that exceeds IFC guidelines and local regulations	Cause for monitoring parameter exceedance	Corrective action plan	Completion date	Cost	% Complete/ Status

5.7. Biodiversity (for Jubilee Field only)

The Project is required to comply with PS 6 and to develop a specific policy and procedures to ensure that traffic and operations of drilling vessels, support vessels and helicopters will minimize disturbance to marine mammals and to wildlife.  The Project is required to prepare a summary report of activities during the reporting year, and to submit the report to IFC annually.   The report should include the following details:

•                 Implementation of the training program for vessel’s and helicopter’s operators in marine mammal observation and monitoring.

•                 Statistics and description of the marine mammal observations in the Project’s area of influence.

•                 Implementation of operational procedures to minimize disturbance to wildlife, including the coastal area potentially affected by the Project’s activities and specifically the Amansuri wetland.

•                 Incidents reported.

•                 Other relevant initiatives, including biodiversity surveys, monitoring.

6              REPORTS TO ILLUSTRATE COMPLIANCE WITH IFC SOCIAL POLICIES AND HOST COUNTRY REGULATIONS

6.1          Labor

The Project is required prepare a summary report of human resources activities and contacts during the reporting year, and submit the report to IFC annually.  The Project is required to summarize progress, specific achievements, and shortcomings during the reporting year.

1.              Please provide labor statistics, including number of employees (skilled, semiskilled and unskilled; by gender) and main contractor’s employees (skilled, semiskilled and unskilled; by gender).  Please provide details of retired and terminated (laid-off) workers for this reporting year by gender.

2.              Please report on implementation of the Human Resources Policy, including an update on terms of employment, compensation and benefits.

3.              Have there been any problems/ issues during implementation?  Please provide statistics relevant to workforce grievances and their management

4.              Have any additional issues arisen since the last report?  If yes, what are these issues?

5.              Describe the compensation packages for termination and retirement.  What are the differences between these two types of packages?

6.              Please describe all meetings with worker’s organizations or worker’s representatives, the issues raised, and the agreements reached.

6.2          Community Development

Please describe all interactions the Project has with the community including, but not limited to, a community relations program, meetings and activities with interested stakeholders, a charitable foundation, staff dedicated to community issues. Please include the following points in your description:

a.              Activity name

b.              Activity description

c.               Activity schedule

d.              Number of individuals benefited

e.               Annual budget for such programs

f.                The company’s personnel allocation to monitor community programs

g.               Any reports the company produces pertaining to community development programs or projects

6.3          Public Consultation and Disclosure

The Project is required to monitor public consultation and disclosure activities described in detail in the Project Public Consultation and Disclosure Plan, to prepare a summary report of activities during the reporting year, and to submit the report to IFC annually.

1.              Please describe the public consultation and disclosure activities to date and planned.  For general informal meetings, political/technical group informal meetings, rural community group informal meetings and formal public hearings please include:

a.              the meeting date or planned meeting date,

b.              meeting subject,

c.               affected influence area, and

d.              attendees.

2.              Please provide an update on the implementation of the grievance management mechanism for the Jubilee Field Project and relevant statistics.  Please also include information on resolutions activities, pending cases, time needed to close a grievance, number of court cases and their status. Please provide a copy of the grievance register.

6.4          Community Safety and Security

The Project is required to monitor activities described in detail in the program to avoid intrusion into the safety zones and to minimize risks to the fishing boats, to prepare a summary report of activities during the reporting year, and to submit the report to IFC annually.

The report should include the following details:

•                  Update on the implementation of the education program for the nearby villages and other fishers known to use the project area.

•                  Implementation of the procedure for warning boats away from the safety zone.

•                  Update on the management of boat traffic to the offshore facilities.

•                  Update on the activities involving security forces, including Ghanaian police or military.

•                  Incidents, accidents and security statistics.

7              PROGRESS ON IMPLEMENTING THE ENVIRONMENTAL AND SOCIAL ACTION PLAN

ENVIRONMENTAL AND SOCIAL ACTION PLAN

Kosmos Energy II (#31179)

October 16, 2011

Item	Task	Indicator of Completion	Required Completion Date

Performance Standard 1 — Social and Environmental Assessment and Management Systems

1.

Corporate HSEC Management System. Kosmos Energy will develop its Corporate HSEC Management System to ensure that Applicable Projects are assessed and managed according to IFC’s Performance Standards and applicable World Bank Group EHS Guidelines.

		(a) The Company has submitted a Development and Implementation Plan, including time-bound targets, for Kosmos Energy HSEC Management System acceptable to IFC.	(a) March 2011
		(b) Documentation that the Development and Implementation Plan for the Kosmos Energy HSEC Management System is being implemented.	(b) Based on schedule in the Development and Implementation Plan

2.

Country HSEC Management System. Kosmos Energy will develop country-specific HSEC Management Systems to ensure that Applicable Projects are assessed and managed according to IFC’s Performance Standards and applicable World Bank Group EHS Guidelines

		(a) The Company has submitted a Development and Implementation Plan, including time-bound targets, for Kosmos Energy HSEC Management System acceptable to IFC.	(a) After March 2011 and prior to the start of any material operation of an Applicable Project.
		(b) Documentation that the Development and Implementation Plan for the Kosmos Energy HSEC Management System is being implemented	(b) Based on schedule in the Development and Implementation Plan

3.	Training. Training in the IFC’s Performance Standards and the applicable EHS Guidelines will be provided to those involved with the risk management of Applicable Projects.	(a) The Company has developed a Training Plan that incorporates the Performance Standards and relevant IFC EHS Guidelines	(a) March 2011
		(b) Evidence of training provided to all regional and line managers.	(b) August 2012
		(c) Periodic training sessions to onboard new regional and line managers and to provide managers with updates.	(c) discussed in the Annual Monitoring Reports (AMR)

4.	HSE Review Procedure. Kosmos Energy will configure a procedure under the HSEC Management System to ensure that the Vice President responsible for HSEC reviews all Applicable Projects to ensure	(a) The Company has drafted a procedure.	(a) Condition of disbursement on any non-Jubilee Applicable Project, but no later than June 2012.
		(b) The Company has adopted the procedure for all	(b) Finalise and adopt 30 days after IFC’s acceptance of draft.

Item	Task	Indicator of Completion	Required Completion Date
	that they are evaluated and managed according to the IFC Performance Standards and applicable World Bank Group EHS Guidelines.	Applicable Projects.

(c) Evidence of Applicable Project review by the Vice President to show that any Applicable Project is in compliance with IFC Performance Standards, or has shown that the Applicable Project can come into compliance with the Performance Standards within a reasonable time period following the implementation of a Supplemental Environmental and Social Action Plan to be agreed upon between the Company and IFC.

(c) Condition of disbursement for the Applicable Project. Applicable timetable for any Applicable Project according to the specified in the Applicable Project-specific Supplemental Social and Environmental Action Plan.

5.

Environment and Social Management Plan. Each Applicable Project will have an ESMP that incorporates all measures needed to meet national law, the Performance Standards, and the EHS Guidelines. The content may vary according to the risks and issues of the specific Applicable Project, but should include in each case an Emergency Response Plan (ERP), Spill Control and Response Plan (SCRP), a Waste Management Plan (WMP), and a Stakeholder Engagement Plan (SEP) that provides for the local disclosure of the social and environmental assessment documents, including the ESMP itself.

		(a) ESMP developed for each Applicable Project, and agreed upon with IFC. (b) Publicly disclose the ESMP	(a) Prior to mobilization of the Applicable Project. (b) Based on schedule in the Applicable Project SEP.

Performance Standard 3 — Pollution Control and Abatement

6.

Well Control Continuous Improvement Program. To ensure that Kosmos drilling programs, particularly in deep water, follow good international practice as identified by the International Association of Oil and Gas Producers (OGP) with respect to well control, Kosmos will undertake at least an annual review of its well control procedures and their conformity with good international practice.

		(a) Undertake an annual review of its well control procedures benchmarked again OGP recommendations and develop an action plan for closing any gaps	(a) Annually
		(b) Keep IFC informed on the preparation of recommendations from the OGP	(b) Any changes in the well control procedure as a result of the review to be reported in the AMR.

7.

Spill Incident Continuous Improvement Program. To ensure that Kosmos operations follow good international practice as identified by the International Association of Oil and Gas Producers (OGP) with respect to intervention and response to well incidents, Kosmos will undertake at least an annual review of the intervention and

		(a) Undertake an annual review of the spill incidence intervention and response capabilities available to it and develop an action plan for using reasonable endeavors to close any gaps.	(a) Annually .
		(b) Keep IFC informed on the preparation of	(b) Any changes to the incident intervention and response

Item	Task	Indicator of Completion	Required Completion Date
	response capabilities available to operations and their consistency with good international practice.	recommendations from the OGP	capabilities to be reported in the AMR.

APPENDIX 6

Form of Revenue Disclosure

Type of Payment	National Government	Local Government(31)	Total
Royalties
Bonus Payments
License Payments and Fees (other than routine nominal administrative fees)
Profits/dividends paid to Government
Profits/income Tax
Value of Profit Oil delivered to government
Other fiscal benefits to government (specify)
(i)
(ii)….
Totals

(31)  Insert further columns when more than one region/province/state are involved.

SIGNATURES TO THE IFC FACILITY AGREEMENT

The Original Borrower

EXECUTED BY:

KOSMOS ENERGY FINANCE INTERNATIONAL

By:

Name:

Title:

The Original Guarantors

EXECUTED BY:

KOSMOS ENERGY OPERATING

By:

Name:

Title:

EXECUTED BY:

KOSMOS ENERGY GHANA HC

By:

Name:

Title:

EXECUTED BY:

KOSMOS ENERGY DEVELOPMENT

By:

Name:

Title:

EXECUTED BY:

KOSMOS ENERGY INTERNATIONAL

By:

Name:

Title:

The Lender

EXECUTED BY:

INTERNATIONAL FINANCE CORPORATION

By:

Name:

Title:

The Facility Agent

EXECUTED BY:

BNP PARIBAS

By:	By:

Name:	Name:
Title:	Title:

SIGNATURES TO THE DEED OF TRANSFER AND AMENDMENT

The Original Borrower

EXECUTED AND DELIVERED AS A DEED BY:

KOSMOS ENERGY FINANCE INTERNATIONAL

By:

Name:

Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

The Original Guarantors

EXECUTED AND DELIVERED AS A DEED BY:

KOSMOS ENERGY OPERATING

By:

Name:

Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

EXECUTED AND DELIVERED AS A DEED BY:

KOSMOS ENERGY GHANA HC

By:

Name:

Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

EXECUTED AND DELIVERED AS A DEED BY:

KOSMOS ENERGY DEVELOPMENT

By:

Name:

Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

EXECUTED AND DELIVERED AS A DEED BY:

KOSMOS ENERGY INTERNATIONAL

By:

Name:

Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

The Transferring Existing Lenders

BNP PARIBAS

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

CITIBANK N.A.

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

CRÉDIT SUISSE AG

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

Facility Agent for itself and on behalf of the Majority Lenders

BNP PARIBAS

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

Security Agent

BNP PARIBAS

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

Intercreditor Agent

BNP PARIBAS

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

Technical Bank

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH as lead technical bank

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as co-technical bank

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

HSBC BANK PLC as co-technical bank

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

Modelling Bank

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH as lead modelling bank

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as co-modelling bank

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation:

The IFC

INTERNATIONAL FINANCE CORPORATION

EXECUTED AS A DEED

By:	By:

Name:	Name:
Title:	Title:

In the presence of:

Witness’s signature:

Name:

Address:

Occupation: